UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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FTI CONSULTING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FTI CONSULTING, INC.
Notice of Annual Meeting of Stockholders and 2016 Proxy Statement
June 1, 2016

CRITICAL THINKING AT THE CRITICAL TIME™

©2016 FTI Consulting, Inc. All Rights Reserved

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

April 20, 2016

                DEAR FELLOW STOCKHOLDERS:

You are invited to join us at the 2016 Annual Meeting of Stockholders of FTI Consulting, Inc., a Maryland corporation, on Wednesday, June 1, 2016, at 9:30 a.m., Eastern Daylight Time, at our executive office located at 1101 K Street NW, Washington, DC 20005.

At this year’s meeting, you will be asked to elect as directors the eight nominees named in our Proxy Statement. You will also be asked to consider and vote upon the performance measures and monetary limit under the FTI Consulting, Inc. Incentive Compensation Plan to preserve eligibility for the tax deductibility of awards thereunder for purposes of Section 162(m) of the U.S. Internal Revenue Code, consider and vote upon the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, consider and vote upon, in an advisory (non-binding) vote, the compensation of our named executive officers as described in the Proxy Statement for the 2016 Annual Meeting of Stockholders, and transact such other business as may properly come before the meeting and any adjournments or postponements thereof. Attached you will find a Notice of Meeting and our Proxy Statement, which contains further information regarding these proposals, as well as instructions on how to vote your shares.

If you plan to attend the meeting in person, you must register in advance by no later than May 18, 2016 and obtain an admission ticket. Please respond affirmatively to the request for that information on the Internet or mark that box on the proxy card if you received paper copies of the proxy materials. You will be asked to present your admission ticket and valid picture identification, such as a driver’s license or passport, to enter the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Whether or not you attend the meeting in person, your vote is important to us. You can ensure that your shares are represented by promptly voting by telephone or the Internet, or by completing, signing and dating and returning your proxy card or voting instruction card in the return envelope provided to you. Instructions on how to vote your shares begin on page 1 of the Proxy Statement.

Sincerely,

Gerard E. Holthaus

Chairman of the Board

FTI CONSULTING, INC. NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Date:	Time:	Place:
June 1, 2016	9:30 a.m. EDT	1101 K Street NW, Washington, DC 20005

ITEMS OF BUSINESS AND VOTE RECOMMENDATIONS:

Proposal Number	Proposal	Board Voting Recommendation
No. 1	Elect as directors the eight nominees named in the Proxy Statement	FOR
No. 2

Approve the performance measures and monetary limit under the FTI Consulting, Inc. Incentive Compensation Plan to preserve eligibility for the tax deductibility of awards thereunder for purposes of Section 162(m) of the U.S. Internal Revenue Code

FOR
No. 3	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016	FOR
No. 4	Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in the Proxy Statement for the 2016 Annual Meeting of Stockholders	FOR

Adjournments and Postponements:	Any action on the items of business described above may be considered at the meeting at the time and on the date specified above or at any time and date to which the meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of the Company as of the close of business on March 23, 2016.

Meeting Admission:	Admission will be by ticket only. Please follow the advance registration instructions set forth in the section titled “Information about the Annual Meeting and Voting—How Do I Attend the Annual Meeting in Person?” on page 6 of the Proxy Statement. If you do not provide an admission ticket and comply with the photo identification requirements outlined on page 6 of the Proxy Statement, you will not be admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Voting:	Your vote is very important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card for the meeting by completing, signing and dating your proxy card or voting instruction card, and returning it in the pre-addressed envelope provided to you. For specific instructions on how to vote your shares, please refer to the section titled “Information about the Annual Meeting and Voting” beginning on page 1 of the Proxy Statement.

By Order of the Board of Directors,

Joanne F. Catanese

Associate General Counsel and Secretary

April 20, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 1, 2016: We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the 2016 Annual Meeting and our 2015 Annual Report on or about April 20, 2016. Our Proxy Statement and Annual Report are available online at http://materials.proxyvote.com/302941.

PROXY SUMMARY	i

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

ADDITIONAL INFORMATION	6

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES	7
The Director Nomination Process	7
Independence of Directors	9
Proposal No. 1—Elect as Directors the Eight Nominees Named in the Proxy Statement	10
Information about the Nominees for Director	11
Director Attendance at Meetings	14
Committees of the Board of Directors	15
Compensation of Non-Employee Directors and Policy on Non-Employee Director Equity Ownership	19

CORPORATE GOVERNANCE	21
Governance Principles	21
Our Significant Corporate Governance Policies and Practices	21
Board Leadership Structure	22
Oversight of Risk Management	22
Compensation-Related Risks	23
Board and Committee Self-Assessments	23
Code of Conduct	23
Stockholder Nominees for Director	24
Communications with Directors	24

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING	25
Proposal No. 2—Approve the performance measures and monetary limit under the FTI Consulting, Inc. Incentive Compensation Plan to Preserve Eligibility for the Tax Deductibility of Awards Thereunder for the Purposes of Section 162(m) of the U.S. Internal Revenue Code	25
Proposal No. 3—Ratification of the Appointment of KPMG LLP as FTI Consulting, Inc.’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2016	29
Proposal No. 4—Approve, in an Advisory (Non-Binding) Vote, the Compensation of the Named Executive Officers as Described in the Proxy Statement for the 2016 Annual Meeting of Stockholders	30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31

EXECUTIVE OFFICERS AND COMPENSATION	33
Executive Officers and Key Employees	33
Compensation Discussion and Analysis	34
Compensation Committee Report	48
Summary Compensation Table	49
Equity Compensation Plans	51
Employment Agreements and Termination and Change in Control Payments	55

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	58
Review and Approval of Related Person Transactions	58
2015 Related Person Transactions	58

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	59

PRINCIPAL ACCOUNTANT FEES AND SERVICES	61

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	61

PROPOSALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS	62

APPENDIX A – FTI CONSULTING, INC. INCENTIVE COMPENSATION PLAN	A-1

APPENDIX B – RECONCILIATION OF NON-GAAP AND GAAP FINANCIAL MEASURES	B-1

PROXY SUMMARY

This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

Date:	June 1, 2016

Time:	9:30 a.m., Eastern Daylight Time

Location:	FTI Consulting, Inc. 1101 K Street NW Washington, DC 20005

Record Date:	Close of business on March 23, 2016

Stock Symbol:	FCN

Exchange:	New York Stock Exchange

Common Stock Outstanding on Record Date:	41,341,256 shares

Registrar and Transfer Agent:	American Stock Transfer & Trust Company

State of Incorporation:	Maryland

Year of Incorporation:	1982

Public Company Since:	1996

Corporate Website:	www.fticonsulting.com

New Director:	Laureen E. Seeger elected as a director by the Board of Directors on March 7, 2016

FINANCIAL AND OPERATING HIGHLIGHTS

•	We Improved our 2015 Financial and Operational Performance. We continued to execute against our strategic growth initiatives as demonstrated by the following:

–	we INCREASED revenues to a new high of $1.78 billion for the year ended December 31, 2015 from $1.76 billion for the year ended December 31, 2014;

–	our FOCUS on organic growth resulted in 4.1% organic revenue growth for the year ended December 31, 2015 (excluding the estimated negative effects of foreign currency translation);

–	we INCREASED “Adjusted Earnings per Diluted Share (1)” (“Adjusted EPS”) to $1.84 for the year ended December 31, 2015 from $1.64 for the year ended December 31, 2014, an increase of 12.2%;

–	we IMPROVED Net Cash Provided by Operating Activities to $139.9 million for the year ended December 31, 2015 from $135.4 million for the year ended December 31, 2014, an increase of 3.3%; and

(1)	“Adjusted EPS,” “Leverage Ratio” and “Adjusted EBITDA” are financial or operating measures not prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). For a discussion of these non-GAAP measures refer to “Executive Officers and Compensation–Executive Summary–We Improved our 2015 Financial and Operational Performance” on page 35 of this Proxy Statement and for reconciliations of Adjusted EPS and Adjusted EBITDA to their most directly comparable GAAP measures refer to Appendix B to this Proxy Statement. Leverage Ratio does not have a most directly comparable GAAP measure to which it can be reconciled.

i

–	we INCREASED our revolving line of credit to $550.0 million in June 2015 from $350.0 million and EXTENDED the maturity date to June 26, 2020.

•	We Deployed our Capital Wisely. During 2015, we used our cash to increase stockholder value as demonstrated by the following:

–	we DECREASED our total debt by $211.0 million to $500.0 million at December 31, 2015 from $711.0 million at December 31, 2014, primarily through the tender and repurchase of our $400.0 million 6 3⁄4% senior notes due 2020;

–	we REDUCED our “Leverage Ratio (1)” (total debt divided by “Adjusted EBITDA (1)”) to 2.43 at December 31, 2015 from 3.38 at December 31, 2014;

–	we REPURCHASED 735,845 shares of common stock during December 2015, at an average per share price of $34.84, for an aggregate cost of $25.5 million under the $50.0 million stock repurchase program authorized by the Board of Directors (our “Board”) on November 5, 2015; and

–	we GREW our headcount year-over-year with a net increase of 172 client-facing professionals.

2015 STOCKHOLDER ENGAGEMENT

•	We Listened. After considering feedback received from our stockholders, the Compensation Committee:

–	ADDED total shareholder return (“TSR”) cap for negative performance relative to the S&P 500 at 100% of target beginning with the executive long-term incentive pay (“LTIP”) opportunity in the form of performance-based restricted stock units awarded in 2016 for the three-year measurement period ending December 31, 2018;

–	REDUCED our “Burn Rate” (our annual usage of shares authorized under our stockholder-approved equity compensation plans as incentive compensation) to 3.51% for the year ended December 31, 2015 from 4.73% and 5.80% for the years ended December 31, 2014 and December 31, 2013, respectively;

–	DIVERSIFIED the financial performance criteria used to measure annual incentive pay (“AIP”), making one-third of 2015 AIP contingent upon “Adjusted Net Cash Provided by Operating Activities per Share” (“Adjusted Cash Flow per Share”); and

–	SUPPORTED our robust program of stockholder engagement.

GOVERNANCE HIGHLIGHTS

 Strong Board independence (7 of 8 director nominees are independent) (page 9)

 Annual election of directors (page 10)

 Majority vote for election of directors in uncontested elections (page 10)

 Separate Chairman of the Board and Chief Executive Officer roles (page 22)

 Director stock ownership policy (page 21)

 Executive officer stock ownership policy (page 47-48)

 Claw Back policy (page 47)

 No hedging and pledging are permitted (page 47)

 No Stockholder Rights Plan (Poison Pill)

CHIEF EXECUTIVE OFFICER COMPENSATION HIGHLIGHTS (PAGES 34 TO 48)

•	Our 2015 CEO Compensation Programs Reward Performance. We believe that our 2015 compensation programs reward our President and Chief Executive Officer (our “CEO”) for generating value for our stockholders as demonstrated by the following:

–	70.5% of total compensation delivered to our CEO was variable and tied to performance;

–	66.0% of variable AIP opportunity delivered to our CEO was tied to annual financial performance measures based on Adjusted EPS and Adjusted Cash Flow per Share, and the balance of AIP was based on the Compensation Committee’s subjective evaluation of his performance;

–	50.0% of variable LTIP opportunity was delivered to our CEO in the form of performance-based restricted stock units, subject to an objective financial performance measure based on the Company’s achievement of TSR levels relative to the S&P 500, measured over the three-year period ending December 31, 2017;

–	25.0% of variable LTIP opportunity was delivered to our CEO in the form of stock options, subject to an exercise price equal to 100% of fair market value on the grant date and pro rata three-year vesting conditions; and

–	25.0% of variable LTIP opportunity was delivered to our CEO in the form of restricted stock units, subject to pro rata three-year vesting conditions.

•	Our CEO Compensation Programs Promote Pay-for- Performance. Since our CEO joined us in January 2014, we have:

–	Capped annual cash base salary of our CEO at $1.0 million;

–	Increased our CEO stock ownership requirement to at least five times (5x) annual cash base salary;

–	Increased the percentage of AIP opportunity that is subject to financial performance to 66.66% of target AIP;

–	Increased the percentage of LTIP opportunity that is subject to financial performance to 50% of target LTIP;

–	Limited severance payable to our CEO upon termination by the Company without “cause” or by our CEO for “good reason” to an amount equal to one and one-half times (1.5x) the sum of annual cash base salary plus target AIP (increasing to two times (2x) the sum of annual cash base salary plus target AIP if such termination occurs during the 18-month period following a “change in control”);

–	Eliminated automatic “single trigger” acceleration of LTIP awards, general equity awards and severance benefits on a “change in control;” and

–	Added a relative TSR cap for negative performance at 100% of target beginning with the LTIP opportunity in the form of performance-based restricted stock units awarded in 2016 for the three-year measurement period ending December 31, 2018.

•	We Strengthened 2015 Financial Targets. The following table illustrates year-over-year changes to AIP and LTIP target financial performance measures:

▲ ≥ $72.0 million Adjusted Net Cash Provided by Operating Activities 5.0% Growth
▲ $2.14 Adjusted EPS 31.0% Growth
NEW FOR 2015 $4.12 Adjusted Cash Flow per Share
« 50% Percentile Relative TSR No Change

DIRECTOR NOMINEES

You are being asked to elect as directors the eight nominees named in the Proxy Statement. Each of our current directors, other than James Crownover, is standing for reelection to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Detailed information about each nominee can be found in “Information about the Board of Directors and Committees—Proposal No. 1—Elect as Directors the Eight Nominees Named in the Proxy Statement” starting on page 10. The following table provides summary information about each director nominee:

					Other	Committee Memberships
		Director Since			Current
Name	Age		Occupation	Independent	Public			Nominating
					Company	Audit	Compensation	and Corporate
					Boards			Governance
Gerard E. Holthaus	66	2004	Non-executive Chairman of Algeco Scotsman Global S.a.r.l. and Algeco/ Scotsman Holdings S.a.r.l.	Yes	2	M	M
Steven H. Gunby	58	2014	President and Chief Executive Officer of FTI Consulting, Inc.	No	0
Brenda J. Bacon	65	2006	President and Chief Executive Officer of Brandywine Senior Living, Inc.	Yes	0		M	C
Mark S. Bartlett	65	2015	Retired Partner of Ernst & Young LLP	Yes	2	M
Claudio Costamagna	60	2012	Chairman of CC e Soci S.r.l.	Yes	1		C
Vernon Ellis	68	2012	Former Chair of the British Council	Yes	0	M		M
Nicholas C. Fanandakis	59	2014	Executive Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company	Yes	0	C
Laureen E. Seeger	54	2016	Executive Vice President and General Counsel of American Express Company	Yes	0		M	M

C = Chair            M = Member

SUMMARY OF VOTING PROPOSALS AND BOARD RECOMMENDATIONS

	Proposals	Board Voting Recommendations
No. 1	Elect as directors the eight nominees named in the Proxy Statement (page 10)	FOR ALL DIRECTOR NOMINEES
No. 2

Approve the performance measures and monetary limit under the FTI Consulting, Inc. Incentive Compensation Plan to preserve eligibility for the tax deductibility of awards thereunder for purposes of Section 162(m) of the U.S. Internal Revenue Code (page 25)

FOR
No. 3	Ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2016 (page 29)	FOR
No. 4	Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in the Proxy Statement for the 2016 Annual Meeting of Stockholders (page 30)	FOR

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

April 20, 2016

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), will be held on June 1, 2016, at 9:30 a.m., Eastern Daylight Time, at FTI Consulting, Inc.’s executive office located at 1101 K Street NW, Washington, DC 20005.

Our Board of Directors (our “Board”) is soliciting proxies to be voted at our Annual Meeting because you were a stockholder at the close of business on March 23, 2016, the record date for the Annual Meeting (the “Record Date”), and are entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

This proxy statement (“Proxy Statement”) provides information that you should read before you vote on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares.

On or about April 20, 2016, we began mailing or emailing a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2015 (the “Annual Report”) online, and we began sending a full set of the proxy materials and Annual Report to stockholders who previously requested paper copies.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THESE PROXY MATERIALS?

You are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. The proxy materials include this Proxy Statement for the Annual Meeting and our Annual Report. If you received a paper copy of these materials by mail or email, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.

The information in this Proxy Statement describes (i) the proposals to be voted on at the Annual Meeting, (ii) the voting process, (iii) the eight nominees for director named in this Proxy Statement, (iv) information about our Board and committees of our Board (the “Committees”), (v) the compensation of our named executive officers and directors for the year ended December 31, 2015, and (vi) certain other information we are required to provide to you.

WHEN AND WHERE WILL THE COMPANY HOLD THE ANNUAL MEETING?

The Annual Meeting will be held on Wednesday, June 1, 2016, at 9:30 a.m., Eastern Daylight Time, at our executive office located at 1101 K Street NW, Washington, DC 20005, telephone no. +1.202.312.9100.

WHO MAY VOTE AT THE ANNUAL MEETING?

You may vote all of the shares of our common stock, par value $0.01 per share (“Common Stock”), that you own at the close of business on the Record Date. You may cast one vote for each share that you own. As of the close of business on the Record Date, 41,341,256 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

WHAT IS A QUORUM?

A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of our shares of Common Stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, no business may be conducted at the Annual Meeting, in which case the Annual Meeting may be adjourned until such time as a quorum is present.

Proxies received and marked as abstentions from voting on a proposal and broker non-votes are counted for determining whether a quorum is present. A “broker non-vote” results when a bank, trust, broker, or other nominee or fiduciary that holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter. If a broker does not return a properly executed proxy, then the holder is not present for quorum purposes.

WHAT AM I VOTING ON, HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS AND APPROVE THE OTHER PROPOSALS, AND HOW DOES THE BOARD RECOMMEND I VOTE?

Proposal No. 1: Elect as directors the eight nominees named in the Proxy Statement

As there are eight nominees for the eight seats up for election, each director will be elected if he or she receives a majority of the votes cast with respect to his or her election. This means that a nominee must receive more votes cast “FOR” than votes “WITHHELD” with respect to his or her election as a director at the Annual Meeting to be elected as a director. Any abstentions or broker non-votes are not counted as votes cast “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors.

The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: Approve the performance measures and monetary limit under the FTI Consulting, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) to preserve eligibility for the tax deductibility of awards thereunder for purposes of
Section 162(m) of the U.S. Internal Revenue Code

Approval of the performance measures and monetary limit under the Incentive Compensation Plan requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 2 and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR the approval of the performance measures and monetary limits under the Incentive Compensation Plan.

Proposal No. 3: Ratification of the appointment of KPMG LLP (“KPMG”) as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2016

Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2016 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either “FOR” or “AGAINST” Proposal No. 3 and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR the ratification of the appointment of KPMG.

Proposal No. 4: Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in the Proxy Statement for the 2016 Annual Meeting of Stockholders

The approval of a resolution approving the compensation of our named executive officers as described in this Proxy Statement is an advisory (non-binding) vote. However, the Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal as approval of the compensation paid to the Company’s named executive officers as described in this Proxy Statement. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 4 and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR the advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement.

If you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s above recommendations.

HOW DO I VOTE MY SHARES?

You have one vote for each share of Common Stock that you owned of “record” at the close of business on the Record Date. Even if you plan to attend the Annual Meeting in person, please vote right away, using one of the following advance voting methods and following the instructions on the Notice, proxy card that you received from us or voting instruction card that you received from your broker, trust, bank, or other nominee or fiduciary. By voting by proxy, you will be directing the designated person or persons as your proxies to vote your shares of Common Stock at the Annual Meeting in accordance with your instructions. If you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations.

●	In Person? You can attend the Annual Meeting and complete and submit a ballot if you are a stockholder of record, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company. If you are not a stockholder of record, but hold your shares through a broker, trust, bank, or other nominee or fiduciary, to vote in person you must obtain a legal proxy giving you the right to vote such shares from such record holder in order to vote in person. See “—How Do I Attend the Annual Meeting in Person?” on page 6 for instructions on how to obtain an admission ticket and the other requirements to attend the Annual Meeting.

●	By Internet? You can vote by visiting www.proxyvote.com if you received a Notice. You can also vote by following the instructions if you received a paper proxy card or voting instruction card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on May 31, 2016. You will be given the opportunity to confirm that your instructions have been properly recorded.

●	By Telephone? You can vote by telephone by calling toll free +1.800.690.6903 and following the instructions. Stockholders who are beneficial owners and who receive paper voting instruction cards may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trust, bank, or other nominee or fiduciary. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on May 31, 2016.

●	By Mail? If you received a paper copy of a proxy card or voting instruction card, you may vote by completing, signing and dating the proxy card or voting instruction card and returning it in the accompanying pre-addressed envelope. IF YOU DECIDE TO VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.

If you vote via the Internet or by telephone, please do not return a paper proxy card or voting instruction card to vote your shares.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

We are sending a Notice, by mail or email, to many stockholders instead of paper copies of the proxy materials. All stockholders receiving the Notice will find instructions on how to access this Proxy Statement and our Annual Report on the website referred to in the Notice or to request a printed set of these materials at no charge. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact on the environment of holding annual meetings. Your election to receive proxy materials by email will remain in effect until it’s terminated. Your Notice will contain instructions on how to:

●	view our proxy materials for the Annual Meeting on the Internet;

●	view our Annual Report on the Internet;

●	vote your shares; and

●	instruct us to send future proxy materials to you by mail or electronically by email.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to vote by Internet, by telephone, by requesting a paper proxy card or by attending the Annual Meeting and submitting a ballot in person.

WHY DID I RECEIVE PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?

We are providing some of our stockholders, including stockholders who have previously requested paper copies of the proxy materials and Annual Report, and some of our stockholders who live outside the United States (“U.S.”), with paper copies of this Proxy Statement and the Annual Report, instead of the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

HOW CAN I REQUEST PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?

Stockholders will find instructions about how to obtain paper copies of the proxy materials and Annual Report in the Notice or the email they receive.

WHO PAYS THE COSTS OF THE PROXY SOLICITATION?

The Company will pay the cost of soliciting proxies. In addition to the mailing and emailing of the Notice and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for such solicitation activities.

WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with our transfer agent and/or a broker, trust, bank, or other nominee or fiduciary or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all of your shares.

WILL MY SHARES BE VOTED IF I DO NOT COMPLETE, SIGN, DATE AND RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD, OR VOTE BY SOME OTHER METHOD?

If you are a registered “record” stockholder and you do not vote your shares by Internet, by telephone, or by completing, signing, dating and returning a paper proxy card or voting instruction card, your shares will not be voted unless you attend the Annual Meeting and vote in person.

If your shares are held in a brokerage account or by a trust, bank, or another nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, trusts, banks, and other fiduciaries or nominees are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct the record holder how to vote, and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, trust, bank, or other nominee or fiduciary on how to vote your shares. Since a beneficial owner is not the record stockholder, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares at the meeting.

Even if you do not provide voting instructions on your voting instruction card, if you hold shares through an account with a broker, trust, bank, or other nominee or fiduciary your shares may be voted. Brokerage firms have the authority under New York Stock Exchange (the “NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal No. 3, the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2016, is considered a routine matter for which brokers, trusts, banks, or other nominees or fiduciaries may vote in the absence of specific instructions.

When a proposal is not considered “routine” and the broker, trust, bank, or other nominee or fiduciary has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. All proposals, other than Proposal No. 3, are non-routine proposals. Votes that cannot be cast by a broker, trust, bank, or other nominee or fiduciary on non-routine matters are known as “broker non-votes.”

HOW CAN I REVOKE MY PROXY AND CHANGE MY VOTE PRIOR TO THE ANNUAL MEETING?

You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:

●	You may notify our Corporate Secretary, at our office at 2 Hamill Road, North Building, Baltimore, Maryland 21210, in writing that you wish to revoke your proxy.

●	You may submit a proxy dated later than your original proxy.

●	You may attend the Annual Meeting and vote by ballot if you are a stockholder of record. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of Common Stock at the Annual Meeting.

●	For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by the record holder to change or revoke any instructions you have already provided or if you obtained a legal proxy from your broker, trust, bank, or other nominee or fiduciary giving you the right to vote your shares by attending the Annual Meeting and voting in person.

HOW DO I ATTEND THE ANNUAL MEETING IN PERSON?

If you plan to attend the Annual Meeting, you must register in advance by no later than May 18, 2016 and follow these instructions to gain admission. Attendance at the Annual Meeting is limited to stockholders as of the close of business on the Record Date or their authorized representatives. Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment and electronic devices will not be allowed in the meeting room. To gain admission to the Annual Meeting, you must present an admission ticket and valid picture identification, such as a driver’s license or passport.

●	If You Vote by Mail. If you are a stockholder of record and receive your proxy materials by mail, you must mark the box on the proxy card you return to the Company indicating that you will attend the Annual Meeting. Your admission ticket is attached to your proxy card.

●	If You Vote by Internet. If you are a stockholder of record and receive your materials electronically and vote via the Internet, there will be instructions to follow when voting to register to attend the Annual Meeting and print out your admission ticket.

●	Beneficial Owners. If you are a beneficial owner, bring the notice or voting instruction card that you received from the record holder to be admitted to the Annual Meeting. You will also be asked to present your brokerage statement reflecting your ownership of shares prior to the close of business on the Record Date. You will not be able to vote your shares at the Annual Meeting without a legal proxy from the record holder.

●	Authorized Named Representatives. If you are a stockholder as of the Record Date and intend to appoint an authorized named representative to attend the Annual Meeting on your behalf, you must send a written request for an admission ticket by regular mail to our Corporate Secretary at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210 or by fax to +1.410.951.4878. Requests for authorized named representatives to attend the Annual Meeting must be received by no later than Wednesday, May 18, 2016. Please include the following information when submitting your request: (i) your name and complete mailing address; (ii) proof that you own shares of Common Stock of the Company prior to the close of business on the Record Date (such as a brokerage statement showing your name and address or a letter from the brokerage firm, trust, bank, or other nominee or fiduciary holding your shares); (iii) a signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the individual’s name, mailing address, telephone number and email address and a description of the extent of his or her authority; and (iv) a legal proxy if you intend such representative to vote your shares at the meeting.

●	We reserve the right to deny entry to the Annual Meeting if the above conditions are not followed.

ADDITIONAL INFORMATION

On or about April 20, 2016, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the Annual Report, or this Proxy Statement and the Annual Report in paper copy, to the Company’s stockholders of record as of the close of business on the Record Date. The Annual Report does not constitute a part of the proxy solicitation materials. The Annual Report provides you with additional information about the Company. Copies of our Notice of Annual Meeting, Proxy Statement and Annual Report are available on our website at http://www.fticonsulting.com, under “About—Governance—Annual Reports & Proxy Statements.”

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

THE DIRECTOR NOMINATION PROCESS

Identification of Candidates as Directors for Election at the Annual Meeting

The Board currently consists of nine directors, eight of whom are independent. Each year, the Nominating and Corporate Governance Committee works with the Board to develop the education, credentials and characteristics required of Board nominees in light of current Board composition, our business and operations, our long-term and short-term plans, applicable legal and listing requirements, and other factors they consider relevant.

The Nominating and Corporate Governance Committee evaluates existing directors for reelection each year as if they were new candidates. The Nominating and Corporate Governance Committee may identify other candidates for nomination as directors, if necessary, through recommendations from our directors, management, employees, stockholders or outside consultants, as well as through the formal stockholder nomination process described under “Corporate Governance—Stockholder Nominees for Director.” The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates and has the sole authority to negotiate the fees and terms of the retention of such advisors.

The Nominating and Corporate Governance Committee and the Board focus on identifying directors and candidates for director who have a diversity of ages, backgrounds, skills and experiences. The Board increased its gender diversity by adding Laureen Seeger as a director effective March 7, 2016.

Key director attributes that are considered by the Nominating and Corporate Governance Committee and the Board include:

●	Leadership Experience. Experience holding a significant leadership position in a complex organization or experience dealing with complex problems, including a practical understanding of strategy, processes, risk management and other factors that drive growth and change;

●	Finance or Accounting Experience. Experience with finance and/or financial reporting that demonstrates an understanding of finance and financial information and processes;

●	Services or Industry Experience. Experience with our key practice offerings or client industries, such as capital markets, mergers and acquisitions, consulting, energy, financial institutions, healthcare, and telecom, media and technology, to deepen the Board’s understanding and knowledge of our business;

●	Government Experience. Experience working constructively and proactively with governments and agencies, both foreign and domestic;

●	Other Public Company Board Experience. Experience serving on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management and the relationships among the board, the chief executive officer and other members of senior management; and

●	Global Experience. Experience managing or growing companies outside the U.S. or with global companies to broaden our knowledge, help direct our global expansion and help navigate the hurdles of doing business outside the U.S.

In addition, the Nominating and Corporate Governance Committee considers other factors, as it determines to be appropriate, including:

●	Integrity and Credibility. High ethical standards and strength of character in the candidate’s personal and professional dealings and a willingness to be held accountable;

●	Business Judgment. Mature and practical judgment and a history of making good business decisions in good faith and in a manner in the best interests of the Company and its stakeholders;

●	Collaborative Work Ethic. Ability to work together with other directors and management to carry-out his or her duties in the best interests of the Company and its stakeholders;

●	Need for Expertise. The extent to which the candidate has some quality or experience that would fill a present need on the Board; and

●	Sufficient Time. Demonstrates that the candidate is willing to devote sufficient time and effort to the affairs of the Company, as well as other factors related to the ability and willingness of the candidate to serve on the Board.

Qualifications of Incumbent Directors

The Board believes that our incumbent directors as a whole have the necessary experience and expertise and each director possesses the particular attributes that qualify him or her to serve on our Board. The principal qualifications of our directors are:

Director	Leadership	Finance and Accounting	Services or Industry	Government	Other Public Company Board	Global
Brenda J. Bacon	●		●	●
Mark S. Bartlett	●	●	●		●	●
Claudio Costamagna	●	●	●		●	●
James W. Crownover	●		●		●	●
Vernon Ellis	●	●	●	●		●
Nicholas C. Fanandakis	●	●	●			●
Steven H. Gunby	●		●			●
Gerard E. Holthaus	●	●	●		●	●
Laureen E. Seeger	●		●		●	●

During the first quarter of 2016, the Nominating and Corporate Governance Committee discussed with each incumbent director his or her ability to continue to serve as a director if he or she were to be nominated by the Board and reelected by stockholders at the Annual Meeting.

The Nominating and Corporate Governance Committee also considered the policies of the Company regarding director elections, including the FTI Consulting, Inc. Corporate Governance Guidelines, which provide that a director “generally will not be nominated for reelection at any annual stockholder meeting to be held on or following his or her 72nd birthday.” After agreeing to stand for reelection at our 2015 annual meeting of stockholders at the request of the Board, James Crownover, who has reached age 72, will not stand for reelection at this Annual Meeting in accordance with our director retirement policy. On March 29, 2016, the Board took action to decrease the size of the Board to eight directors immediately effective upon the election of directors at the Annual Meeting. The Board thanks Mr. Crownover for his valuable contributions to the Company during his many years of dedicated service.

2016 Nominations of Candidates as Directors for Election at the Annual Meeting

Following its consideration of the above factors, as well as the qualifications of the incumbent directors, other than Mr. Crownover, including their ability to continue to serve as directors of the Company following the Annual Meeting, the Nominating and Corporate Governance Committee recommended, and the Board nominated, the following incumbent directors to stand for reelection by stockholders at the Annual Meeting:

Brenda J. Bacon	Nicholas C. Fanandakis
Mark S. Bartlett	Steven H. Gunby
Claudio Costamagna	Gerard E. Holthaus
Vernon Ellis	Laureen E. Seeger

INDEPENDENCE OF DIRECTORS

The Board has established Categorical Standards of Director Independence, which are the same as the NYSE Section 303A standards governing director independence as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), considering all facts and circumstances that the Board determines are relevant. Based on those standards, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that all eight current non-employee directors and seven non-employee directors standing for reelection at the Annual Meeting are independent.

In making its independence determinations, the Board considered that Nicholas C. Fanandakis is Executive Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company and Laureen E. Seeger is Executive Vice President and General Counsel of American Express Company. Each of those companies is a client of the Company. The Board found that Mr. Fanandakis and Ms. Seeger are independent, after concluding that the Company’s engagements with each of their employers or its subsidiaries are in the ordinary course of business on substantially the same terms as transactions with other clients of the Company for similar services, and neither Mr. Fanandakis nor Ms. Seeger has received any direct or indirect personal and pecuniary benefits from any of these client engagements or transactions. The fees from such engagements amounted to less than the greater of $1.0 million or 2% of each such client’s consolidated gross revenues for each year ended December 31, 2013, December 31, 2014 and December 31, 2015. In addition, during each of the years ended December 31, 2013, December 31, 2014 and December 31, 2015, the Company has not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organization’s gross revenues.

PROPOSAL NO. 1—ELECT AS DIRECTORS THE EIGHT NOMINEES NAMED IN THE PROXY STATEMENT

Each incumbent director, other than James Crownover, is standing for reelection at the Annual Meeting. Each nominee, if elected, will serve as a director for a one-year term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. The eight nominees for election as directors at the Annual Meeting are:

Brenda J. Bacon	Nicholas C. Fanandakis
Mark S. Bartlett	Steven H. Gunby
Claudio Costamagna	Gerard E. Holthaus
Vernon Ellis	Laureen E. Seeger

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has affirmatively determined that all of the nominees for director, other than Steven H. Gunby, qualify as independent directors. More detailed information about the Board’s determination of director independence is provided in the section of this Proxy Statement titled “Information about the Board of Directors and Committees—Independence of Directors.”

We do not know any reason why any nominee would be unable to serve as a director. If any nominee cannot serve for any reason, which is not anticipated, the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, all valid proxies will be voted for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

More detailed information about each of the eight nominees is provided in the section of this Proxy Statement titled “Information about the Board of Directors and Committees—Information about the Nominees for Director.”

Stockholder Approval Required. A nominee must receive more votes cast “FOR” than votes “WITHHELD” with respect to his or her election to be elected as a director of the Company at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors. Any incumbent director who does not receive the required vote will be subject to our mandatory resignation policy, which is described in the section of this Proxy Statement titled “Corporate Governance—Our Significant Corporate Governance Policies and Practices.”

The Board of Directors Unanimously Recommends That You Vote FOR the Election of All Eight Nominees as Directors.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

All of the nominees were elected as directors of the Company at the 2015 annual meeting held on June 3, 2015, other than Laureen E. Seeger who was elected by the Board as a director on March 7, 2016 to fill the vacancy created when the size of the Board was increased from eight to nine directors.

Information about each of the eight director nominees is detailed below:

2016 Nominees for Director	Principal Occupations and Business Experiences
Brenda J. Bacon Independent Director Director since: 2006 Age: 65

Brenda Bacon has extensive healthcare experience as the President and Chief Executive Officer of Brandywine Senior Living, Inc., a company she co-founded in 1996. Ms. Bacon has held various other positions with Brandywine Senior Living, including President and Chief Operating Officer. Brandywine Senior Living owns and operates 27 senior living communities in five states, with two additional communities under construction and one additional community in development. Ms. Bacon served as Chief of Management and Planning, a cabinet-level position, under former New Jersey Governor James J. Florio from 1989 to 1993 and, in 1992-1993, Ms. Bacon was on loan to the Presidential Transition Team, as Co-Chair for the transition of the U.S. Department of Health and Human Services, under the administration of President Clinton.

Brenda Bacon is the Chairman of the Board of Directors of Argentum (formerly the Assisted Living Federation of America).

Mark S. Bartlett Independent Director Director since: 2015 Age: 65

Mark Bartlett has extensive accounting and financial services experience having retired as a Partner of Ernst & Young LLP in June 2012. Mr. Bartlett joined Ernst & Young in 1972 and worked there until his retirement, serving as Managing Partner of the firm’s Baltimore office and Senior Client Service Partner for the Mid-Atlantic region. He is a certified public accountant.

Mark Bartlett is a director and Chairman of the Audit Committee and a member of the Executive Compensation Committee of T. Rowe Price Group, Inc. and a director and Chairman of the Audit Committee of Rexnord Corporation, both of which are publicly-held companies. Mr. Bartlett is a director of the Baltimore Life Companies, which is a privately-held company. Mr. Bartlett is a former director of Algeco/Scotsman Holdings S.a.r.l., a privately-held company.

2016 Nominees for Director	Principal Occupations and Business Experiences
Claudio Costamagna Independent Director Director since: 2012 Age: 60

Claudio Costamagna is Chairman of CC e Soci S.r.l., a financial advisory firm he founded in June 2007. Mr. Costamagna has extensive experience in investment banking having served for 18 years, until April 2006, in various positions with The Goldman Sachs Group, Inc., culminating as Chairman of the Investment Banking Division in Europe, the Middle East and Africa from December 2004 to March 2006.

Claudio Costamagna is a director and Chairman of the Board, as well as a member of the Remuneration Committee, of Advanced Accelerator Applications, a publicly-held company. Mr. Costamagna is also Chairman of CC e Soci S.r.l., Chairman and member of the Strategic Committee of Cassa Depositi e Prestiti S.p.A. and Chairman of Fondo Strategico Italiano (FSI), which are privately-held companies. Mr. Costamagna is a former director of Luxottica Group S.p.A. (and former Chairman of its Human Resources Committee), former Chairman of the Board of Salini Impregilo Group and a former director of Bulgari S.p.A., Autogrill S.p.A., DeA Capital S.p.A. and IL Sole 24 Ore S.p.A., companies that were or are listed on the Borsa Italiana Stock Exchange.

Sir Vernon Ellis Independent Director Director since: 2012 Age: 68

Sir Vernon Ellis was Chair of the Board of Trustees of the British Council from March 2010 to March 2016. He has extensive experience in international management consulting having retired from Accenture (UK) Limited in March 2010 after holding the positions of Senior Advisor, from January 2008 to March 2010, and International Chairman, from January 2001 to December 2007, and holding other major operational roles prior to 2001.

Vernon Ellis is Chairman of Martin Randall Travel Ltd. and One Medical Group Ltd, which are privately-held companies.

2016 Nominees for Director	Principal Occupations and Business Experiences

Nicholas C. Fanandakis Independent Director Director since: 2014 Age: 59	Nicholas Fanandakis has extensive public company executive officer and finance experience as Executive Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company (“DuPont”), a major chemical corporation, assuming that position in November 2009. Prior to becoming Executive Vice President and Chief Financial Officer, Mr. Fanandakis held various positions with increasing managerial and operational responsibilities since first joining DuPont in 1979. The positions he has held with DuPont include Group Vice President of Applied BioSciences from January 2008 to September 2009, Vice President of Corporate Plans from February 2007 to January 2008, and Vice President and General Manager of Chemical Solutions Enterprise from September 2003 to February 2007.

Steven H. Gunby Director since: 2014 Age: 58

Steven Gunby joined the Company as its President and Chief Executive Officer (“CEO”) on January 20, 2014. Mr. Gunby has extensive experience in the consulting services industry having formerly been employed by The Boston Consulting Group, a leading business strategy consulting services firm, for more than 30 years beginning in August 1983. The positions he held with The Boston Consulting Group include Global Leader, Transformation, from January 2011 to January 2014, and Chairman, North and South America, from December 2003 to December 2009. He also held other major managerial roles in his capacity as a Senior Partner and Managing Director since 1993, including serving as a member of The Boston Consulting Group’s Executive Committee.

Steven Gunby is a director of Breakthru Beverage Group, LLC, a privately-held company.

2016 Nominees for Director	Principal Occupations and Business Experiences
Gerard E. Holthaus Independent Director Chairman of the Board since: 2013 Director since: 2004 Age: 66 Laureen E. Seeger Independent Director Director since: 2016 Age: 54

Gerard Holthaus was appointed by the Board as our non-executive Chairman of the Board in December 2013. Mr. Holthaus has extensive management experience as an executive officer and finance experience with both public and private companies. In April 2010, Mr. Holthaus stepped down as Chief Executive Officer of Algeco Scotsman Global S.a.r.l. (“Algeco Scotsman”), the leading global provider of modular space solutions, and assumed the positions of non-executive Chairman of the Board of that company and its holding company, Algeco/Scotsman Holdings S.a.r.l., and director of certain affiliated subsidiaries, all of which are privately-held companies. From June 2013 to September 2013, Mr. Holthaus was interim Chief Executive Officer of BakerCorp International, Inc. From November 2007 to April 2010, Mr. Holthaus held the positions of executive Chairman of the Board and Chief Executive Officer of Algeco Scotsman, responsible for all operations of the company in North America and Europe. From April 1997 to October 2007, Mr. Holthaus was executive Chairman of the Board, President and Chief Executive Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman. Williams Scotsman International, Inc. was a publicly-held company prior to its acquisition by Algeco Scotsman.

Gerard Holthaus is a director of Neff Corporation and a member of its Audit, Nominating and Compensation Committees and a director of BakerCorp International, Inc. and Chairman of its Audit Committee, both of which are publicly-held companies. Mr. Holthaus is also Chairman of the Board of The Baltimore Life Companies, which is a privately-held company.

Laureen Seeger has been Executive Vice President and General Counsel of American Express Company, a diversified financial services company, since July 2014. From March 2006 through June 2014, Ms. Seeger served as Executive Vice President, General Counsel and Chief Compliance Officer at McKesson Corporation, the largest healthcare services company in North America, where she led the Law, Public Affairs, Compliance and Corporate Secretary functions while guiding the Company through complex legal and regulatory environments and contributing to its financial growth. Ms. Seeger joined McKesson in 2000 as General Counsel of its Technology Division. In this role, she provided leadership through complex merger and acquisition transactions and product evolutions while building the Law Department and enhancing client service.

Laureen Seeger is a former director of Umpqua Holdings Corporation, a publicly-held company.

DIRECTOR ATTENDANCE AT MEETINGS

Director Attendance at Board and Committee Meetings

Each director is expected to attend all meetings of the Board and each Committee of the Board on which he or she serves unless excused for reasons of serious illness or extreme hardship. During each director’s term of office during 2015, such director attended no less than 75% of the meetings held by the Board and each Committee on which he or she served.

During 2015, the Board and each Committee held the following number of meetings:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Total Meetings Held	9	7	7	6

For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board, and the applicable Committee and meetings that were adjourned one day and reconvened on another day have been counted as one meeting.

Director Attendance at Other Meetings

Our independent directors meet in closed (executive) sessions, without the presence of management, periodically throughout the year. The Chairman of the Board chairs the meetings of the independent directors, which coincide with regular meetings of the Board. During 2015, our independent directors met in closed (executive) sessions four times without management and each independent director attended more than 75% such sessions held during his or her term.

All nominees for director who were elected as directors of the Company on June 3, 2015 attended our 2015 annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance
Brenda J. Bacon		•	Chair
Mark S. Bartlett	•
Claudio Costamagna		Chair
James W. Crownover (1)		•	•
Vernon Ellis	•		•
Nicholas C. Fanandakis	Chair
Gerard E. Holthaus	•	•
Laureen E. Seeger		•	•

(1)	James Crownover will remain a member of the Compensation Committee and the Nominating and Corporate Governance Committee until the election of directors at the Annual Meeting.

The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee operate under written Charters. The Charters are reviewed annually, and more frequently as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee, or changes to such rules and best practices. The applicable Committee approves its own Charter amendment and submits it to the Nominating and Corporate Governance Committee, which recommends action by the Board. All Charter amendments are submitted to the Board for approval.

Copies of the Charter of the Audit Committee, Charter of the Compensation Committee, and Charter of the Nominating and Corporate Governance Committee are available on our website under “About—Governance” at http://www.fticonsulting.com/about/governance, as follows:

Name of Committee	Website Link
Audit Committee	http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-audit-committee-of-the-board-of-directors.pdf
Compensation Committee	http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-compensation-committee-of-the-board-of-directors.pdf
Nominating and Corporate Governance Committee	http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-nominating-and-corporate-governance-committee-of-the-board-of-directors.pdf

Audit Committee

The Board has determined that all Audit Committee members are independent and otherwise qualify as Audit Committee members pursuant to applicable rules of the Securities and Exchange Commission (the “SEC”) and the NYSE. None of the Audit Committee members are members of more than three other audit committees. The Board has determined that all the members of the Audit Committee qualify as “audit committee financial experts” within the meaning stipulated by the SEC.

Functions of the Audit Committee

●	selects, oversees and retains our independent registered public accounting firm;

●	reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;

●	oversees our financial reporting activities, including the annual audit and the accounting standards and principles we follow;

●	approves audit and non-audit services by our independent registered public accounting firm and applicable fees;

●	reviews and discusses our periodic reports filed with the SEC;

●	reviews and discusses our earnings press releases and communications with financial analysts and investors;

●	oversees our internal audit activities;

●	oversees our disclosure controls and procedures;

●	reviews Section 404 of the Sarbanes-Oxley Act of 2002 internal controls over financial reporting;

●	oversees and monitors our Policy on Reporting Concerns and Non-Retaliation and related reports;

●	reviews and discusses risk assessment and risk management policies and practices;

●	oversees the administration of the Code of Ethics and Business Conduct and other ethics policies;

●	reviews, discusses and approves insider and affiliated person transactions;

●	administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;

●	performs an annual self-evaluation of the Audit Committee;

●	reviews its Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval; and

●	prepares the audit committee report required to be included in the annual proxy statement.

Compensation Committee

The Board has determined that all the Compensation Committee members are non-employee directors and qualify as independent directors under the Company’s Categorical Standards of Director Independence and the NYSE’s corporate governance rules, including the additional independence standards adopted by the NYSE on January 11, 2013 specific to compensation committee membership. In making its determinations of the independence of the Compensation Committee members, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the Company that would materially impair the director’s ability to make independent judgments about executive officer compensation, including: (i) the source of such director’s compensation; (ii) any consulting, advisory or other compensatory fees paid by the Company to the director; and (iii) any other affiliations the director has with the Company and its affiliates, including engagements by clients who are companies or affiliates of companies on which members of the Compensation Committee serve as officers or directors.

All of the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Code Section 162(m)”) and as “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee and Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans and strategic objectives and their views on compensation programs and levels. They also recommend individual incentive pay opportunities, including: (i) annual incentive pay (“AIP”) performance measures; (ii) subjective individual performance goals; (iii) AIP individual award levels; (iv) long-term incentive pay (“LTIP”) performance measure(s); and (v) individual LTIP award levels. Management also advises the Compensation Committee regarding the achievement of performance measures and goals and payments under our incentive compensation plans and programs. Our CEO attended all Compensation Committee meetings held during 2015, other than meetings and executive sessions to which he was not invited. Only members of the Compensation Committee vote on matters before that committee.

Role of the Compensation Advisors

Under its Charter, the Compensation Committee is authorized to select, retain, and direct the activities and terminate the services of compensation advisors, as well as approve fees and expenses of such advisors. During 2015, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FWC”) to advise the Compensation Committee on certain executive officer compensation matters. In addition, during 2015, the Compensation Committee consulted Kirkland & Ellis LLP (“K&E”) and Freshfields Bruckhaus Deringer (“Freshfields”) on certain legal aspects of executive officer compensation. During 2015 and 2016, the Compensation Committee requested advice on a variety of issues, including our 2015 equity compensation plan proposal submitted to stockholders at our 2015 annual meeting, the design and performance goals of our 2015 and 2016 short- and long-term executive incentive compensation programs, and our say-on-pay proposals and other compensation disclosures included in our proxy statement for our 2015 annual meeting of stockholders and this Proxy Statement for the Annual Meeting. Neither FWC nor the Company provided any services to each other during 2015, apart from the advisory services provided by FWC to the Compensation Committee. K&E and Freshfields both provide services to the Company as outside corporate counsel and, in that capacity, advise the Company regarding executive officer and other compensation matters. The Company routinely is engaged by K&E and Freshfields to provide services to them or their clients in the ordinary course of our business. After consideration of the above factors, as well as information supplied by FWC, including its conflicts of interest policies and practices, the Compensation Committee concluded that FWC is independent and not subject to any conflicts of interest. After considering the Company’s relationships with K&E and Freshfields and their conflicts of interests policies and practices, the Compensation Committee concluded that K&E and Freshfields are not independent, but determined that they both offer unique, well-rounded perspectives on our executive officer compensation, and the matters on which they each advise the Compensation Committee do not constitute a conflict of interest, but are aligned with the interests of the Company. The Compensation Committee currently intends to continue to consult with FWC, K&E and Freshfields on executive officer compensation and other matters.

Functions of the Compensation Committee

●	approves the compensation of the Chief Executive Officer;

●	approves the compensation of other executive officers;

●	administers our equity-based compensation plans and approves awards under such plans;

●	establishes objective performance goals, individual award levels, and operative and subjective performance measures and oversees all aspects of executive officer incentive compensation;

●	reviews and approves, or recommends that the Board approve, employment, consulting and other contracts or arrangements with present and former executive officers;

●	reviews the compensation disclosures in the annual proxy statement and Annual Report on Form 10-K filed with the SEC and discusses the disclosures with management;

●	performs annual performance evaluations of our executive officers, in conjunction with the independent Chairman of the Board or other presiding director, as applicable, and Chair of the Nominating and Corporate Governance Committee;

●	performs an annual self-evaluation of the Compensation Committee;

●	reviews its Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval;

●	prepares the compensation committee report included in the annual proxy statement;

●	submits all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board and to a vote of stockholders if stockholder approval is required; and

●	ensures that stockholders have the opportunity to vote on (i) an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers and (ii) an advisory (non-binding) resolution to approve the frequency of stockholder voting to approve the compensation of the named executive officers at least once every six years.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2015, no director who served as a member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE corporate governance rules.

Functions of the Nominating and Corporate Governance Committee

●	identifies and qualifies the annual slate of directors for nomination by the Board;

●	reviews non-employee director compensation and recommends changes to the Board for approval;

●	assesses the independence of directors for the Board;

●	identifies and qualifies the candidates for Chairman of the Board and for membership and chairmanship of Committees for appointment by the Board;

●	identifies and qualifies candidates to fill vacancies occurring between annual meetings of stockholders for election by the Board;

●	monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Committee Charters, and other policies and practices relating to corporate governance for submission to the Board for approval;

●	monitors and reviews responses to stockholder communications with non-management directors together with the independent Chairman of the Board or presiding director, as applicable;

●	oversees the process for director education;

●	oversees the process for Board and Committee annual self-evaluations;

●	oversees the process for performance evaluations of our executive officers in conjunction with our independent Chairman of the Board or the presiding director, as applicable, and the Compensation Committee;

●	oversees the process relating to succession planning for our Chief Executive Officer and other executive officer positions;

●	reviews directors’ and officers’ liability insurance terms and limits;

●	reviews its Charter and recommends changes to the Board for approval; and

●	performs an annual self-evaluation of the Nominating and Corporate Governance Committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP

General

Non-employee directors receive annual retainer and equity compensation as described below pursuant to our Non-Employee Director Compensation Plan, as amended and restated effective January 1, 2016 (the “Director Plan”). We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). We do not pay fees for attendance at Board and Committee meetings.

Non-Employee Director Compensation

The following table describes the components of non-employee director compensation for 2015:

Compensation Elements	2015 Director Compensation Values (1) (5)	Alternative Forms
		of Payment
Annual Retainer: (2) (5)	$50,000	Cash or Deferred Stock Units
Annual Committee Chair Fees: (2) (5)	$10,000 for the Audit Committee Chair $7,500 for the Compensation Committee Chair $5,000 for the Nominating and Corporate Governance Committee Chair	Cash or Deferred Stock Units
Annual Non- Executive Chairman of the Board Fee: (2) (5)	$200,000	Cash or Deferred Stock Units
Annual Equity Award: (2) (3) (4) (5) (6)	$250,000	Restricted Stock, Restricted Stock Units, Deferred Restricted Stock Units or Cash

(1)	Following each annual meeting of stockholders, continuing non-employee directors receive payment of the annual retainer and annual equity award as of the date of such annual meeting. A new non-employee director receives a prorated annual retainer and equity award upon first being appointed to the Board other than at an annual meeting. A non-employee director, who is appointed to a chairmanship other than following an annual meeting, receives a prorated non-executive Chairman of the Board or Committee Chair fee, as applicable.

(2)	U.S. non-employee directors are permitted to voluntarily defer annual retainer payments (including any annual fee to the Chairman of the Board or a Committee Chair) and/or annual equity compensation awards in the form of deferred stock units or deferred restricted stock units, respectively. Deferred stock units on account of deferred annual retainer and Chairman of the Board and/or Committee Chair fees are vested in full on the grant date. Deferred restricted stock units granted on account of deferred annual equity compensation awards vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below. Each deferred stock unit and deferred restricted stock unit represents the right to receive one share of Common Stock upon the earlier of (i) a separation from service event and (ii) an elected payment date, in each case in accordance with Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Code Section 409A”).

(3)	The annual equity award, unless deferred, is in the form of shares of restricted stock in the case of U.S. non-employee directors and restricted stock units in the case of non-U.S. non-employee directors. Each restricted stock unit represents the right to receive one share of Common Stock upon vesting. Annual equity awards are nontransferable and vest in full on the first anniversary of the grant date.

(4)

The vesting of restricted stock or restricted stock units will accelerate upon the non-employee director’s cessation of service (i) within one year following a “change in control” (other than for “cause,” as determined by the Board in its good-faith discretion) unless other accommodations are made with respect to such awards, (ii) at the expiration of his or her current term as a director (other than for “cause” (as determined by the Board in its good-faith discretion), due to the request of such director or as a result of a voluntary resignation), or (iii) due to death or “disability,” “Change in control,” “cause” and “disability” are defined in the Director Plan.

(5)	The number of (i) deferred stock units awarded to a non-employee director as annual retainer compensation (including any annual fee to the Chairman of the Board or a Committee Chair) and (ii) shares of restricted stock, restricted stock units and deferred restricted stock units awarded to a non-employee director as annual equity compensation, will be determined by dividing (a) the U.S. dollar value of such award by (b) the closing price per share of Common Stock reported on the NYSE for the grant date. Fractional restricted shares, restricted stock units, deferred stock units and deferred restricted share units will be eliminated.

(6)	If we do not have sufficient shares of Common Stock authorized under our stockholder-approved equity compensation plans to fund annual retainer and equity awards in stock or stock-based equity awards, they will be funded in the cash. The payout of such cash amounts will be subject to applicable deferred compensation payment, vesting and accelerated vesting conditions, subject to Code Section 409A, and such cash amounts that are paid out other than as of the annual meeting date will accrue interest at the rate of 6% per annum.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2015:

Names of Non-Employee Directors	Fees Earned or Paid in Cash ($) (a)	Stock Awards (1) ($) (b)	Option Awards (1) ($) (c)	All Other Compensation (2) ($) (d)	Total ($) (e)
2015 Non-Employee Directors:
Brenda J. Bacon	55,000	249,962	—	—	304,962
Mark S. Bartlett (3)	68,493	342,400	—	—	410,893
Claudio Costamagna	57,500	249,962	—	—	307,462
James W. Crownover	50,000	249,962	—	—	299,962
Vernon Ellis	50,000	249,962	—	—	299,962
Nicholas C. Fanandakis	60,000	249,962	—	—	309,962
Gerard E. Holthaus	250,000	249,962	—	—	499,962
2015 Former Non-Employee Director:
Mark L. Holtzman (4)	—	—	—	—	—

(1)	The balance of each director’s equity-based awards (excluding vested shares of Common Stock) are set forth in the table below:

Name	Unvested Restricted Shares or Units	Vested and Unvested Deferred Stock or Restricted Stock Units	Unexercised Stock Options
2015 Non-Employee Directors:
Brenda J. Bacon	6,178	–	7,206
Mark S. Bartlett	8,493	–	–
Claudio Costamagna	6,178	–	–
James W. Crownover	6,178	46,369	–
Vernon Ellis	6,178	–	–
Nicholas C. Fanandakis	6,178	–	–
Gerard E. Holthaus	–	66,747	–
2015 Former Non-Employee Director:
Mark L. Holtzman	–	–	–

(2)	No director received perquisites or other benefits aggregating more than $10,000 in 2015.

(3)	Mr. Bartlett’s compensation includes the prorated annual retainer of $18,493 and equity compensation of $92,438 awarded to him as of January 20, 2015 upon his joining the Board.

(4)	Mr. Holtzman did not stand for reelection at the 2015 annual meeting of stockholders.

Policy on Non-Employee Director Equity Ownership

We have a Policy on Non-Employee Director Equity Ownership demonstrating our Board’s continuing commitment to stockholder interests. The policy sets each non-employee director’s total investment level at five times (5x) the value of the annual retainer. A non-employee director will be required to meet the ownership level in effect when he or she first joins the Board within three years following receipt of his or her first director compensation payment. Non-employee directors have three years to meet any increased ownership level during their tenure. In addition, under the policy, a non-employee director may not sell, transfer or dispose of shares of Common Stock if he or she does not attain or maintain the applicable equity ownership investment level at the initial ownership measurement date, or at June 30 of each year thereafter, except as necessary to pay or repay the cost of exercising a stock option or any tax obligations associated with the exercise of a stock option or vesting of stock-based awards, or as otherwise approved by the Compensation Committee in its sole discretion.

Shares of Company Common Stock that are, directly or indirectly, (i) beneficially owned by such non-employee director or (ii) held in a trust over which such non-employee director has more than 50% of the beneficial interest and controls the management of the assets will count toward attaining and maintaining the applicable equity ownership level. Stock options, whether or not vested, will not count toward meeting the equity ownership requirement. However, restricted stock, restricted stock units, deferred stock units and deferred restricted stock units, whether or not vested, will count toward attaining and maintaining the non-employee director’s applicable equity ownership level. The shares of Common Stock counted towards attaining and maintaining the non-employee director’s applicable ownership level will be valued at the average of the closing prices per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the applicable measurement date.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

Our governance policies, including Categorical Standards of Director Independence, Corporate Governance Guidelines, Code of Ethics and Business Conduct, Anti-Corruption Policy, Policy on Reporting Concerns and Non-Retaliation, Policy on Disclosure Controls and Policy on Inside Information and Insider Trading, as well as the Charters of the Committees, can be found on our website under “About—Governance” at http://www.fticonsulting.com/about/governance. Those policies and other information on our website do not constitute a part of this Proxy Statement. Paper copies of those documents may be obtained without charge upon request by contacting the Corporate Secretary, FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210.

The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with the laws and rules of the SEC, the NYSE and other applicable governmental and regulatory authorities.

OUR SIGNIFICANT CORPORATE GOVERNANCE POLICIES AND PRACTICES

Listed below are our significant corporate governance policies and practices:

●	Annual Director Elections. Stockholders elect our directors annually to a one-year term.

●	Non-Employee Independent Chairman of the Board. Gerard E. Holthaus is our non-executive independent, Chairman of the Board. More information about our Chairman of the Board may be found at “—Board Leadership Structure.”

●	Majority Voting in Uncontested Director Elections. Nominees in uncontested elections must receive more votes cast “FOR” than votes “WITHHELD” with respect to his or her election to be elected as a director of the Company. Any abstentions or broker non-votes are not counted as votes cast “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors.

●	Director Resignation. Our Corporate Governance Guidelines provide that in an uncontested election, if an incumbent director fails to receive the required majority vote, he or she must offer to resign from the Board. The Nominating and Corporate Governance Committee will (a) consider such offer to resign, (b) determine whether to accept such director’s resignation, and (c) submit such recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or Board regarding his or her offer to resign. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s offer to resign. Within 90 days after the date of certification of the election results, the Board will publicly disclose the Board’s decision of whether or not to accept an offer of resignation. If such incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is elected and qualifies or until his or her earlier death, resignation, retirement or removal (whichever occurs first). If a director’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s Bylaws or reduce the size of the Board.

●	Executive Sessions. Our Board meets regularly in executive session without the presence of management, including our CEO.

●	Stockholder Rights Policy. We do not have a stockholder rights plan and are not currently considering adopting one.

BOARD LEADERSHIP STRUCTURE

Our Board is free to choose its Chairman of the Board in any way that it deems best for the Company at any time. In December 2013, when the Board decided to separate the roles of Chairman of the Board and Chief Executive Officer of the Company and appoint a non-executive Chairman, the directors discussed and considered each director’s individual experience and his or her experience serving on the board of other companies, particularly, the experience of non-U.S. directors serving on the board of companies in locations where non-executive or independent chairmanships are common. The Board also reviewed the current needs of the Company and concluded that separating those roles and appointing a non-executive independent, Chairman of the Board would improve the Board’s oversight of risk and communications with management. The Board believes that this governance structure better balances the role of the Board to oversee the Company’s business, on the one hand, and management’s responsibilities to manage the Company‘s operations on a day-to-day basis, on the other hand.

Gerard E. Holthaus has been our non-executive independent, Chairman of the Board since December 2013. From 2006 until his appointment as Chairman of the Board, Mr. Holthaus acted as the independent, Presiding Director of the Board. The Board continues to believe that having Mr. Holthaus serve as the Chairman of the Board provides continuity in leadership and governance. The Board periodically reviews its leadership structure and may make changes in the future.

Our CEO is responsible for setting the strategic vision of the Company, leading the Company’s day-to-day business, managing the executive officers and other key employees directed with implementing plans and carrying out operations and reporting to the Board. The Chairman of the Board structures the agendas for the Board meetings to ensure that topics deemed important by the independent directors are addressed, as well as to allow the Board to express its views on the Company’s management, operations, material transactions, strategy and execution. As Chairman, Mr. Holthaus (i) presides over meetings and executive sessions of the Board and executive sessions of the independent directors, (ii) acts as a liaison between management and the independent directors, (iii) consults with our CEO, (iv) ensures that the Board and our CEO understand each other’s views on critical matters, (v) monitors significant issues occurring between Board meetings and assures Board involvement when appropriate, (vi) ensures the adequate and timely exchange of information and supporting data between the Company’s management and the Board, and (vii) receives stockholder communications addressed to the independent directors.

OVERSIGHT OF RISK MANAGEMENT

The Board has delegated the critical responsibility for overall risk oversight to the Audit Committee, which reports to the Board. Management of the Company has primary responsibility for performing risk assessments, identifying, and monitoring risks, establishing policies and processes, implementing and carrying-out corporate responses, and reporting to the responsible Committee of the Board. The Audit Committee reviews and discusses the enterprise risk management profile that the Company prepares and the policies and guidelines that the Company uses to manage risks. In addition, the Audit Committee reviews and evaluates the performance and operations of our risk management function, which is managed by our Enterprise Risk Management Committee, consisting of members of management and employees with responsibilities for critical functions, such as accounting, information technology, internal audit, ethics, compliance and risk management.

We are exposed to a number of risks, including financial risks; operational risks; reputational risks; strategic risks; competitive risks; risks relating to operating in foreign countries; day-to-day management risks; information privacy and data and cyber security risks; general economic and business risks; and legal, regulatory and compliance risks, including risks associated with the Foreign Corrupt Practices Act (the “FCPA”) and foreign anti-bribery laws. Our risk and compliance officers manage our internal enterprise risk management function, working closely with members of our Enterprise Risk Management Committee and our executive management, business segments and corporate functions, to identify and assess risks and mitigate exposures. Our risk and compliance officers regularly report to and discuss with our executive management and Audit Committee our policies and procedures to identify and assess critical risk exposures and the plans and actions that have been identified or taken by our internal audit, finance and management functions to correct, rehabilitate or mitigate risks facing the Company. Directors who are not members of the Audit Committee attend these meetings as well. The Audit Committee periodically requests additional reports on critical risk areas identified by management, such as the FCPA, the UK Anti-Bribery Act and cyber security. The Audit Committee also reports to the Board on a regular basis to apprise them of the Company’s risk profile and risk management, as well as discussions with our executive management, compliance officers and head of internal audit.

While the Audit Committee has primary responsibility for overseeing and monitoring enterprise risk management, each of the other two Committees also considers risks within its area of responsibility. For example, the Compensation Committee reviews and discusses risks relating to the compensation policies and practices of the Company. The Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks as they relate to corporate governance, including the listing requirements of the NYSE. These Committees also keep the Board apprised as to compensation- and governance-related risks.

COMPENSATION-RELATED RISKS

At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2015. This assessment included the (i) review of programs, plans, policies and procedures relating to the components of executive officer and employee compensation, (ii) review of incentive-based equity and cash compensation features, (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking, (iv) identification of business risks that these features could potentially encourage, (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks, (vi) assessment of potential risks, and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

BOARD AND COMMITTEE SELF-ASSESSMENTS

The Board and each Committee conducts an annual self-assessment to determine whether it is functioning effectively and to identify any areas for improvement. In January 2016, Korn/Ferry International (“Korn/Ferry”) was engaged on behalf of the Nominating and Corporate Governance Committee to facilitate the 2015 self-assessments. In February 2016, a representative of Korn/Ferry met in person with the Board and the Committees to discuss the results of the assessments.

CODE OF CONDUCT

Our written Code of Ethics and Business Conduct (“Code of Ethics”) and Anti-Corruption Policy (together with our Code of Ethics, our “Code of Conduct”) applies to financial professionals, including our Chief Financial Officer, corporate Controller and Chief Accounting Officer, and corporate Treasurer, as well as our Chief Executive Officer and all other officers, directors, employees and independent contractors of the Company and its affiliates. We require all individuals subject to our Code of Conduct to avoid conflicts of interest; comply with applicable laws, including the FCPA and the anti-bribery laws and other legal and regulatory requirements of the jurisdictions in which we have offices and conduct business; protect Company assets; conduct business in an honest and ethical manner; and otherwise act with integrity, in our best interests and in accordance with the Code of Conduct. The Code of Conduct prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other practice of unfair dealing. Our Code of Ethics and Anti-Corruption Policy are publicly available and can be found on our website under “About—Governance” at http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-code-of-conduct.pdf and http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/anti-corruption-policy.pdf., respectively. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of such policy to any officer financial professional or person performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC. Our Code of Ethics was last updated in any material respect in September 2014.

STOCKHOLDER NOMINEES FOR DIRECTOR

We did not receive any notices of stockholder nominees for director prior to the deadline for 2016 nominations described in our proxy statement for the 2015 annual meeting of stockholders. Under our current Bylaws, nominations for director may be made by a stockholder who is a stockholder of record both on the date of the giving of the notice of a meeting and on the record date for the determination of stockholders entitled to vote at such meeting, and who delivers notice along with the additional information and materials required by our Bylaws, including, as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required by the SEC’s proxy rules to be disclosed in connection with solicitations of proxies for the election of directors, to the Corporate Secretary at our principal executive office of the Company, currently located at 1101 K Street NW, Washington, DC 20005, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders. For the annual meeting of stockholders in 2017, you must deliver this notice no earlier than November 21, 2016 and no later than December 21, 2016. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at our principal executive office of the Company, currently located at 1101 K Street NW, Washington, DC 20005, not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which we first make such public announcement. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

You may obtain a copy of our Bylaws, without charge by writing to our Corporate Secretary at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210, telephone no. +1.410.951.4867. We filed a copy of our Bylaws, as amended and restated through June 1, 2011, with the SEC on June 2, 2011 as an exhibit to our Current Report on Form 8-K dated June 1, 2011, and we filed copies of Amendments No. 1 and No. 2 to our Bylaws through December 13, 2013 and September 17, 2014, respectively, as exhibits to our Current Reports on Form 8-K filed with the SEC on December 16, 2013 and September 22, 2014, respectively.

COMMUNICATIONS WITH DIRECTORS

Stockholders, employees and other interested persons may communicate with our Board or any individual directors using the FTI Consulting Integrity Hotline, which allows interested persons to place confidential reports by either telephone or the Internet, without divulging their name or other personal information. The reporting website may be accessed from any Internet-enabled computer at www.fticonsulting.ethicspoint.com. Telephone reports may be placed through the FTI Consulting Integrity Hotline by calling +1.866.294.3576 (toll free) in the U.S. Reports submitted through the FTI Consulting Integrity Hotline will be sent to designated recipients within the Company, which includes our Chief Ethics and Compliance Officer and Acting Chief Risk Officer. If interested persons do not feel comfortable using the FTI Consulting Integrity Hotline, they may communicate with our Board or individual directors by contacting our Chief Ethics and Compliance Officer and Acting Chief Risk Officer, by telephone to Matthew Pachman, at +1.202.312.9100, by mail to his attention at FTI Consulting, Inc., 1101 K Street NW, Washington, DC 20005, or by email to matthew.pachman@fticonsulting.com. Communications directed to the Board or independent directors, depending upon the subject matter, will be directed to the Chairman of the Board, Chair of the Audit Committee or Chair of the Nominating and Corporate Governance Committee or other appropriate person who is responsible for ensuring that the concerns expressed are investigated and appropriately addressed. The Company will not filter any such communications.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

In addition to Proposal No. 1 to elect as directors the eight nominees named in this Proxy Statement, we will present the following three additional proposals described below at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters as permitted under applicable law.

PROPOSAL NO. 2— APPROVE THE PERFORMANCE MEASURES AND MONETARY LIMIT UNDER THE FTI CONSULTING, INC. INCENTIVE COMPENSATION PLAN TO PRESERVE ELIGIBILITY FOR THE TAX DEDUCTIBILITY OF AWARDS THEREUNDER FOR PURPOSES OF SECTION 162(M) OF THE U.S. INTERNAL REVENUE CODE

General

We are asking for your approval of the performance measures and monetary limit under the amended and restated FTI Consulting, Inc. Incentive Compensation Plan. The Incentive Compensation Plan itself does not require approval by stockholders. The approval of the monetary performance criteria described in the Incentive Compensation Plan gives the Company the benefit of eligibility for a U.S. income tax deduction under Code Section 162(m) for certain covered employees. The Incentive Compensation Plan provides the framework for the Compensation Committee to make annual incentive awards to executive officers and other management employees designated by the Compensation Committee from time to time. The purpose of the Incentive Compensation Plan is to promote the interests of the Company and its stockholders by providing incentives for our executive officers and designated employees to meet specified performance goals. The Incentive Compensation Plan rewards performance by those officers and employees whose decisions and actions affect the sustainable growth and profitability of the Company. The performance measures set forth in the Incentive Compensation Plan are intended to align the interests of the designated participants with the interests of our stockholders.

The Compensation Committee approved and adopted the Incentive Compensation Plan on March 29, 2016 to (i) update the performance measures that may be used for future grants of performance-based awards and (ii) establish the monetary limit of future awards to each participant for any calendar year to up to $15.0 million. This Incentive Compensation Plan replaces the prior plan in effect as of June 1, 2011 and will be utilized for annual incentives to all designated executive officers and other management employees and elected officers for 2016 and thereafter.

CODE SECTION 162(M)

Code Section 162(m) limits the deductibility of compensation of “covered employees” to $1.0 million per year unless the compensation qualifies as “performance-based.” Cash incentive compensation can be deductible if the following four conditions have been met:

●	the compensation is payable on the attainment of one or more pre-established, objective performance criteria;

●	the performance criteria are established by a committee that is comprised solely of two or more outside directors;

●	the material terms of the compensation and performance criteria are disclosed to and approved by stockholders before payment; and

●	the committee that established the performance criteria certifies in writing that the performance criteria have been satisfied before payment.

We are requesting stockholder approval in order to meet the third requirement listed above.

Summary of the Incentive Compensation Plan

The following summary of the Incentive Compensation Plan is qualified in its entirety by reference to the specific provisions of the Incentive Compensation Plan, the full text of which is set forth in Appendix A to this Proxy Statement. The Compensation Committee selects participants, sets the performance criteria and targets, and makes all decisions with respect to the awards for each plan period.

Performance awards are awards of cash, shares of Common Stock or a combination of cash and shares of Common Stock, which become vested or payable upon the satisfaction of predetermined performance goals over the predetermined performance period established by the Compensation Committee. The performance period will be determined by the Compensation Committee and may be equal to, greater than or less than 12 months. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Compensation Committee.

The material provisions of the Incentive Compensation Plan are:

Performance Measures. The performance measures will be based on one or more of the following criteria:

●	earnings before interest, taxes, depreciation and amortization;

●	earnings before interest and taxes;

●	stock price;

●	earnings per share;

●	diluted earnings per share;

●	earnings or loss per share before stock option expense;

●	net earnings;

●	operating or other earnings;

●	profits;

●	gross revenues;

●	net revenues;

●	cash flow, net cash flow or cash flow per share (in each case, before or after dividends);

●	return on investment;

●	cash balances;

●	improvement in cash balances;

●	operating income;

●	operating expenses or reduction;

●	improvement in or attainment of expense levels or working capital levels;

●	gross income;

●	net income or loss (before or after taxes or before or after allocation of corporate or segment overhead, or bonus or other incentive compensation);

●	return on investment;

●	return on capital (including return on total capital);

●	gross margin;

●	operating margin;

●	working capital;

●	revenue growth;

●	annual recurring revenues;

●	recurring revenues;

●	segment or product revenues;

●	debt reduction;

●	economic value added;

●	financial ratios (including those measuring liquidity, activity, profitability or leverage);

●	return on assets or net assets;

●	stockholder return;

●	stockholder return ratios or comparisons with various stock market indices;

●	return on equity;

●	growth in assets;

●	market share;

●	appreciation in and/or maintenance of the price of the Company’s shares of Common Stock or any other publicly-traded securities of the Company;

●	economic value-added models;

●	strategic business criteria consisting of one or more objectives based on meeting operating efficiencies, client satisfaction, regulatory achievements, specified revenue goals, market share or penetration goals, geographic business expansion goals, or goals relating to acquisitions or divestitures, strategic partnerships or co-development or co-marketing arrangements;

●	specified objectives with regard to bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of or adjusted for cash balances and/or other offsets or charges;

●	sales of securities; and

●	the implementation, completion or attainment of measurable objectives with respect to development, commercialization, research, products, services, or the recruiting or maintaining of management or other personnel, in each case, as may be established by the Compensation Committee in its sole discretion.

Such performance goals also may be based by reference to the Company’s performance as a whole or the performance of one or more subsidiaries, divisions, business segments, practice groups, business units or geographic regions of the Company and/or upon a comparison with performance of an industry, one or more peer groups or other groups of companies, prior performance periods, or other measures selected or defined by the Compensation Committee within the parameters of Code Section 162(m). At any time prior to the final determination of the performance awards, the Compensation Committee may adjust the performance goals and awards for participants to the extent that the Compensation Committee deems appropriate considering the requirements of Code Section 162(m), provided that if a performance award is intended to qualify for the “performance-based compensation” exemption under Code Section 162(m), the Compensation Committee shall be precluded from increasing the amount of compensation payable under the terms of such performance award (but may decrease the amount of compensation payable in its sole discretion).

To the extent permitted under Code Section 162(m), the Compensation Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Compensation Committee determines should be appropriately excluded or adjusted, including: (i) restructurings, discontinued operations, extraordinary items, or events and other unusual, infrequent or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (iii) goodwill impairment charges or fair value adjustments for contingent consideration; (iv) a change in tax law or accounting standards required by Accounting Principles Generally Accepted in the United States (“GAAP”); or (v) any other recurring or non-recurring items as the Compensation Committee, in its sole discretion, shall determine.

With respect to performance goals consisting of financial metrics, such goals may be (i) determined in accordance with GAAP, (ii) determined in accordance with accounting principles established by the International Accounting Standards Board (“ASB Principles”), or (iii) may be adjusted when established to exclude any items otherwise includable under GAAP or under ASB Principles, or to include any items otherwise excludable under GAAP or under ASB Principles. Upon completion of a performance period, the Compensation Committee will determine whether the performance goals have been met within the established performance period and certify in writing to the extent such goals have been satisfied. Cash, stock and any other property declared as a dividend with respect to any award that vests based on achievement of one or more performance goals shall either (i) not be distributed, paid or credited or (ii) be accumulated, subject to restrictions and risks of forfeiture to the same extent as the applicable award with respect to which such cash, stock or other property dividend has been declared, and such cash, stock or other property dividend shall be distributed or paid at the time that such applicable restrictions or risks of forfeiture lapse.

Any of the performance criteria can be applied on an absolute basis or on a relative basis (such as relative to a peer group or industry index) and may be calculated for a single year or calculated on a compound basis over multiple years.

Upon completion of a performance period, the Compensation Committee shall determine whether the performance goals have been met and certify in writing to the extent that such goals have been satisfied.

Eligibility. The Compensation Committee decides which executive officers and other management employees or categories of management employees are eligible for participation in the Incentive Compensation Plan. With respect to awards that are intended to qualify for the “performance-based compensation” exception under Code Section 162(m), the Compensation Committee will select the participants and designate the applicable performance measure(s) and individual award level(s) for each plan period no later than 90 days after the beginning of the year. No amounts under the Incentive Compensation Plan will be payable to directors of the Company who are not also Company employees.

Target Awards. The Compensation Committee will establish a target or range of target incentive award levels for each designated participant for each plan period and performance measure, which may be expressed as a dollar amount, percentage of salary or through another reference. The Compensation Committee considers the following factors when designating a participant’s individual award level(s): (i) the market competitiveness of the position; (ii) job level; (iii) base salary level; (iv) past individual performance; and (v) expected contribution to the Company’s future performance and business impact. With respect to awards that are intended to qualify for the “performance-based compensation” exception under Code Section 162(m), the Compensation Committee will also establish a maximum award that may be paid for the calendar year, which will be fixed for the entire year.

Monetary Limit. No participant may receive an award greater than $15.0 million for any calendar year.

Payment of Awards. Awards may be paid in cash, our Common Stock, stock options, or restricted stock, or any combination thereof, at the discretion of the Compensation Committee and, with respect to any such equity-based payments, to the extent that shares are then available for issuance under one of our stockholder-approved equity compensation plans. As required by Code Section 162(m), before we pay any award under the Incentive Compensation Plan for any year, the Compensation Committee will certify in writing (to the extent required by any regulation of the U.S. Internal Revenue Service) that the performance goals were satisfied. Approved minutes of the Compensation Committee will be treated as the required written certification. All amounts payable under the Incentive Compensation Plan generally will be paid as soon as practicable after certification by the Compensation Committee but generally not later than March 15th of the calendar year after the year for which the award is payable.

Amendment and Termination. The Incentive Compensation Plan shall remain in effect until it is terminated by the Compensation Committee or the Board. The Compensation Committee or the Board may, from time to time, amend the Incentive Compensation Plan, provided that no amendment that requires stockholder approval in order to comply with Code Section 162(m) will be effective unless the amendment has been approved by our stockholders.

Estimate of Benefits

In February 2016, the Compensation Committee granted, subject to stockholder approval of the Incentive Compensation Plan, contingent annual incentive awards to certain executive officers of the Company for the 2016 performance period. The actual amount of incentive compensation paid under the Incentive Compensation Plan for the applicable performance period will depend on Company financial performance, individual performance and the discretion of the Compensation Committee. The actual payment amounts of incentive compensation under the Incentive Compensation Plan for 2016 are not currently determinable. The following table describes the individual target incentive award amounts granted under the Incentive Compensation Plan for 2016 to the participating executive officers:

Name	Target Incentive Percentage (%)	Target Incentive Amount ($)

Steven H. Gunby	200	2,000,000

Curtis Lu	100	500,000

Paul Linton	100	500,000

Holly Paul	100	500,000

Federal Income Tax Consequences

Under present U.S. income tax laws, participants generally will realize ordinary income in the year of receipt. The Company generally will receive a deduction for the amount constituting ordinary income to the participant, provided that the Incentive Compensation Plan and the award satisfy the requirements of Code Section 162(m). It is the Company’s intention that the Incentive Compensation Plan be construed and administered in a manner that maximizes the deductibility of compensation for the Company under Code Section 162(m). From time to time, there may be uncertainty as to the application and interpretation of Code Section 162(m) and the regulations issued under the U.S. Internal Revenue Code. As a result, no assurance can be given, notwithstanding the Company’s efforts, that incentive compensation intended by the Company to satisfy the requirements for deductibility under Code Section 162(m) will, in fact, be deductible.

For participants who reside outside the U.S., the tax consequences to the individual and to the Company are determined by the applicable tax laws of the foreign jurisdiction.

Stockholder Approval Required. The approval of the performance measures and monetary limit under the Incentive Compensation Plan requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS FTI CONSULTING, INC.’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016

The firm of KPMG has served as the Company’s independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and us that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

The Audit Committee has retained KPMG as the independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2016. We are seeking stockholder ratification of that action. Although stockholder ratification of the appointment of our independent registered public accounting firm is not required, we are submitting the selection of KPMG for ratification as a matter of good corporate governance practice. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its appointment of an independent registered public accounting firm.

KPMG’s representative will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions asked by stockholders. See “Principal Accountant Fees and Services” for a description of the fees paid to KPMG for the fiscal years ended December 31, 2014 and December 31, 2015 and other matters relating to the procurement of services.

Stockholder Approval Required. The ratification of the appointment of KPMG as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2016 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

PROPOSAL NO. 4—APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

Our stockholders have the opportunity to cast an advisory (non-binding) vote (“Say-on-Pay”) to approve the compensation of our named executive officers (our “NEOs”) identified on page 34 to this Proxy Statement. The Compensation Discussion and Analysis (“CD&A”), beginning on page 34 of this Proxy Statement, describes the material elements of our executive officer compensation policies and programs. The CD&A also describes the principles and objectives of our decisions with respect to 2015 compensation for our NEOs. Our NEOs’ compensation has been designed to:

●	provide our NEOs with competitive total pay opportunities to retain, motivate and attract talented executive officers;

●	place a significant portion of our NEOs’ compensation at risk;

●	drive long-term strategic behavior by measuring LTIP over a three-year performance period; and

●	align our NEOs’ compensation opportunities with our stockholders through meaningful financial performance conditions that support key business outcomes and the creation of stockholder value.

The Say-on-Pay vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs, as described in the Proxy Statement.

This Say-on-Pay vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee will review the voting results in connection with its ongoing evaluation of the Company’s executive officer compensation programs, principles and objectives. The Compensation Committee seeks the advisory vote of our stockholders on Say-on-Pay annually.

We believe that the information provided in this Proxy Statement demonstrates our commitment and the commitment of our Compensation Committee to our pay-for-performance philosophy. The Board recommends that you approve our executive officer compensation as described in the Proxy Statement by approving the following, non-binding, resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described pursuant to the rules of the SEC in the Proxy Statement.”

Stockholder Approval Required. The Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal at the Annual Meeting as advisory approval of the compensation paid to the Company’s NEOs.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 41,341,256 shares of our Common Stock issued and outstanding as of the close of business on the Record Date. The following table shows the beneficial ownership of our Common Stock as of the close of business on the Record Date by:

●	each of the NEOs named in this Proxy Statement;

●	each person known by us to own beneficially more than 5% of our outstanding Common Stock;

●	each of our directors and director nominees; and

●	all of our executive officers and directors as a group.

The amounts and percentages of shares of Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

Name of Beneficial Owner (1)	Number of Shares Owned	Unvested Restricted Shares	Stock-Based Units and Options Vesting within 60 Days of March 23, 2016	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)

Steven H. Gunby	74,059	57,175	–	131,234	*

David M. Johnson	44,964	–	–	44,964	*

Paul Linton	26,212	13,618	–	39,830	*

Curtis Lu	–	6,077	–	6,077	*

Holly Paul	4,609	3,641	–	8,250	*

Eric B. Miller	24,520	–	–	24,520	*

Brenda J. Bacon	48,095	6,178	–	54,273	*

Mark S. Bartlett	8,493	6,178	–	14,671	*

Claudio Costamagna	13,799	–	–	13,799	*

James W. Crownover (2)	34,328	6,178	–	40,506	*

Vernon Ellis	6,740	–	–	6,740	*

Nicholas C. Fanandakis	16,333	6,178	–	22,511	*

Gerard E. Holthaus (2)	15,308	–	–	15,308	*

Laureen E. Seeger	–	1,691	–	1,691	*

FMR LLC (3)	4,750,000	–	–	4,750,000	11.49
82 Devonshire Street Boston, Massachusetts 02109

BlackRock, Inc. (4)	3,524,700	–	–	3,524,700	8.53
40 East 52nd Street New York, New York 10022

Dimensional Fund Advisors LP (5)	3,314,562	–	–	3,314,562	8.02
Building One 6300 Bee Cave Road Austin, Texas 78746

Name of Beneficial Owner (1)	Number of Shares Owned	Unvested Restricted Shares	Stock-Based Units and Options Vesting within 60 Days of March 23, 2016	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)

The Vanguard Group (6)	2,820,458	—	—	2,820,458	6.82
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Black Creek Investment Management Inc.	2,783,022	—	—	2,783,022	6.73
123 Front Street West
Toronto, Ontario M5J2M2, Canada

Wellington Management Group LLP (8)	2,536,591	—	—	2,536,591	6.14
280 Congress Street
Boston, MA 02210
All directors and executive officers as a group (14 persons)	317,460	106,914	—	424,374	1.03

* = Less than 1%

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 1101 K Street NW, Washington, DC 20005.

(2)	The reported beneficial ownership of James Crownover and Gerard Holthaus excludes 46,369 shares of Common Stock and 66,747 shares of Common Stock, respectively, issuable on account of vested and unvested deferred restricted stock units.

(3)	Information is based on Schedule 13G/A filed with the SEC on February 12, 2016 reporting (i) sole power to vote or direct the vote of no shares, (ii) shared power to vote or direct the vote of no shares, (iii) sole power to dispose or direct the disposition of 4,750,000 shares, and (iv) shared power to dispose or direct the disposition of no shares of the Company’s Common Stock. These securities are beneficially owned by FMR LLC, certain of its subsidiaries and affiliates and other companies. FMR LLC reports that various persons have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and no one person’s interest is more than 5% of the total outstanding common shares.

(4)	Information is based on Schedule 13G/A filed with the SEC on January 26, 2016 reporting (i) sole power to vote or direct the vote of 3,427,995 shares, (ii) shared power to vote or direct the vote of no shares, (iii) sole power to dispose or direct the disposition of 3,524,700 shares, and (iv) shared power to dispose or direct the disposition of no shares of the Company’s Common Stock. BlackRock, Inc. reports that various persons have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and no one person’s interest is more than 5% of the total outstanding common shares.

(5)	Information is based on Schedule 13G/A filed with the SEC on February 9, 2016 reporting (i) sole power to vote or direct the vote of 3,206,740 shares, (ii) shared power to vote or direct the vote of no shares, (iii) sole power to dispose or direct the disposition of 3,314,562 shares, and (iv) shared power to dispose or direct the disposition of no shares of the Company’s Common Stock. Dimensional Fund Advisors LP reports that these securities are owned by various investment funds to which Dimensional Fund Advisors LP acts as investing advisor, which have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and no one fund’s interest is more than 5% of the total outstanding common shares. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

(6)	Information is based on Schedule 13G/A filed with the SEC on February 10, 2016 reporting (i) sole power to vote or direct the vote of 56,116 shares, (ii) shared power to vote or direct the vote of 2,700 shares, (iii) sole power to dispose or direct the disposition of 2,764,242 shares, and (iv) shared power to dispose or direct the disposition of 56,216 shares of the Company’s Common Stock.

(7)	Information is based on Schedule 13G/A filed with the SEC on February 16, 2016 reporting (i) sole power to vote or direct the vote of 2,783,022 shares, (ii) shared power to vote or director the vote of no shares, (iii) sole power to dispose or direct the disposition of 2,783,022 shares, and (iv) shared power to dispose or direct the disposition of no shares of the Company’s Common Stock. Black Creek Investment Management Inc. reports that certain persons have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and no one fund’s interest is more than 5% of the total outstanding common shares.

(8)	Information is based on Schedule 13G filed with the SEC on February 11, 2016 reporting (i) sole power to vote or direct the vote of no shares, (ii) shared power to vote or direct the vote of 2,003,616 shares, (iii) sole power to dispose or direct the disposition of no shares, and (iv) shared power to dispose or direct the disposition of 2,536,591 shares of the Company’s Common Stock. Wellington Management Group LLP reports that the securities are owned of record by clients of investment funds directly or indirectly owned by Wellington Management Group LLP that have the right to receive or the power to direct the receipt of dividends from or the proceeds of sale of such securities, and no one client’s interest is more than 5% of the total outstanding common shares.

EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers and Key Employees	Principal Business Experience for the Past Five Years

Paul Linton

Paul Linton joined the Company in August 2014 as Chief Strategy and Transformation Officer. From September 2000 to August 2014, Mr. Linton was a management consultant with The Boston Consulting Group, where he was most recently a Partner and Managing Director.

Chief Strategy and Transformation Officer Officer since: 2014 Age: 45
Curtis Lu	Curtis Lu joined the Company in June 2015 as General Counsel. From June 2010 to June 2015, Mr. Lu was the General Counsel of LightSquared, Inc. Prior to 2010, Mr. Lu held senior in-house legal positions at America Online, Fannie Mae and Time Warner, Inc. He began his legal career at Latham & Watkins LLP, where he was a litigation partner.
General Counsel Officer since: 2015 Age: 50
Holly Paul	Holly Paul joined the Company in August 2014 as Chief Human Resources Officer. From 2013 to August 2014, Ms. Paul was Senior Vice President and Chief Human Resources Officer of Vocus, Inc., a publicly-traded company offering marketing and public relations software. Prior to 2013, Ms. Paul spent 18 years with PricewaterhouseCoopers LLP serving in various roles, ultimately rising to become the firm’s most senior talent acquisition leader.
Chief Human Resources Officer Officer since: 2014 Age: 45
Catherine M. Freeman	Catherine Freeman was appointed Interim Chief Financial Officer effective March 1, 2016. Ms. Freeman will continue to serve as the Company’s Senior Vice President, Controller and Chief Accounting Officer, positions she has held since November 2007. From April 2004 to July 2007, Ms. Freeman held the position of Vice President, Corporate Controller, and from July 2007 to November 2007 held the position of Vice President and Deputy Chief Financial Officer, of AES Corporation. Prior to this time, Ms. Freeman served in controllership positions in several publically-traded retail and manufacturing companies. She began her career in public accounting with Deloitte.
Interim Chief Financial Officer, Senior Vice President, Controller and Chief Accounting Officer Officer since: 2007 Age: 60
Matthew Pachman	Matthew Pachman has been Vice President and Chief Ethics and Compliance Officer of the Company from July 2012 to February 2015. In February 2015, Mr. Pachman added the position of Acting Chief Risk Officer to his duties. From 2010 to July 2012, Mr. Pachman was Vice President and Chief Compliance Officer of Altegrity, Inc. Between 2004 and 2010, Mr. Pachman served as the Vice President of Compliance, Ethics and Business Practices at Freddie Mac.
Vice President and Chief Ethics and Compliance Officer and Acting Chief Risk Officer Officer since: 2012 Age: 51

Our officers are appointed by, and serve at the pleasure of, our Board, subject to the terms of the written employment arrangements that we have with them.

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A describes the material elements of our executive officer compensation programs and policies for 2015 and the principles and objectives of our decisions with respect to 2015 compensation for our NEOs.

2015 Named Executive Officers

Our NEOs determined as of December 31, 2015 include the following current and former executive officers of the Company:

Name	Title
Steven H. Gunby	President and Chief Executive Officer
David M. Johnson	Former Chief Financial Officer (last day of employment effective March 1, 2016 ( “Former CFO”))
Paul Linton	Chief Strategy and Transformation Officer (“CSTO”)
Curtis Lu	General Counsel (“GC”)
Holly Paul	Chief Human Resources Officer (“CHRO”)

Our NEOs also include the following former executive officer who was not an officer of the Company on December 31, 2015:

Name	Title
Eric B. Miller	Former Executive Vice President, General Counsel and Chief Risk Officer (last day of employment effective March 13, 2015 (“Former GC”))

The CD&A is divided into the following sections:

●	Executive Summary (page 35)

●	Our Compensation Philosophy and Compensation Governance (page 37)

●	Robust Stockholder Engagement Program and 2015 Say-on-Pay Vote (page 38)

●	Summary of Elements of 2015 Compensation (page 40)

●	Information about Our 2015 Executive Compensation Decisions (page 41)

●	Compensation of Our Former GC (page 46)

●	Other Compensation Practices (page 47)

●	Compensation Committee Report (page 48)

Executive Summary

●	We Improved our 2015 Financial and Operational Performance. We continued to execute against our strategic growth initiatives as demonstrated by the following:

–	we INCREASED revenues to a new high of $1.78 billion for the year ended December 31, 2015 from $1.76 billion for the year ended December 31, 2014;

–	our FOCUS on organic growth resulted in 4.1% organic revenue growth for the year ended December 31, 2015 (excluding the estimated negative effects of foreign currency translation);

–	we INCREASED “Adjusted Earnings per Diluted Share (1)” (“Adjusted EPS”) to $1.84 for the year ended December 31, 2015 from $1.64 for the year ended December 31, 2014, an increase of 12.2%;

–	we IMPROVED Net Cash Provided by Operating Activities to $139.9 million for the year ended December 31, 2015 from $135.4 million for the year ended December 31, 2014, an increase of 3.3%; and

–	we INCREASED our revolving line of credit to $550.0 million in June 2015 from $350.0 million and EXTENDED the maturity date to June 26, 2020.

●	We Deployed our Capital Wisely. During 2015, we used our cash to increase stockholder value as demonstrated by the following:

–	we DECREASED our total debt by $211.0 million to $500.0 million at December 31, 2015 from $711.0 million at December 31, 2014, primarily through the tender and repurchase of our $400 million 6 3⁄4% senior notes due 2020;

–	we REDUCED our “Leverage Ratio (1)” (total debt / “Adjusted EBITDA (1)”) to 2.43 at December 31, 2015 from 3.38 at December 31, 2014;

–	we REPURCHASED 735,845 shares of Common Stock during December 2015, at an average per share price of $34.84, for an aggregate cost of $25.5 million under the $50.0 million stock repurchase program authorized by the Board on November 5, 2015; and

–	we GREW our headcount year-over-year with a net increase of 172 client-facing professionals.

●	We Have a Pay-for-Performance Philosophy. We have a pay-for-performance philosophy that puts a substantial portion of NEOs’ compensation at risk and focuses them on achieving key financial and strategic business objectives and rewards them when the applicable financial, operational and individual performance measures established by the Compensation Committee for the applicable period have been achieved.

(1)	“Adjusted EPS,” “Leverage Ratio” and “Adjusted EBITDA,” which are referenced in this CD&A, are financial or operating measures not prepared in accordance GAAP. Refer to Appendix B to this Proxy Statement for the definitions of “Adjusted EPS” and “Adjusted EBITDA” and the reconciliations of those non-GAAP measures to their most directly comparable GAAP measures. We have defined “Leverage Ratio” as (i) total debt, divided by (ii) Adjusted EBITDA. Leverage Ratio does not have a most directly comparable GAAP measure to which it can be reconciled.

●	We Reward our NEOs for Increasing Company Value. The following financial performance measures were used as a basis for determining 2015 AIP and LTIP:

2015 Financial Performance Measures	Rationale
Adjusted Net Cash Provided by Operating Activities (“Adjusted Net Cash Flow”) (2015 AIP objective threshold performance measure to comply with Code Section 162(m))	The ability to translate earnings to cash indicates the health of our business and allows the Company to invest for the future, as well as return value to our stockholders.
Adjusted EPS (2015 AIP performance measure to determine up to one-third of total bonus opportunity)	A primary measure of the Company’s ability to generate income per share, which is indicative of stockholder value.
Adjusted Cash Flow per Share (2015 AIP performance measure to determine up to one-third of total bonus opportunity)	A measure of the Company’s ability to generate cash per share on an adjusted basis from core operations.
TSR relative to the S&P 500 (2015 LTIP performance measure)

TSR indicates how the Company’s value compares with the S&P 500 over the relevant performance period. It indicates if the Company’s stock price performance is aligned with the S&P 500 over a long time frame.

●	We Strengthened 2015 AIP Financial Targets. The following table illustrates year-over-year changes to AIP and LTIP target financial performance measures:

▲ ≥ $72.0 million Adjusted Net Cash Provided by Operating Activities 5.0% Growth
▲ $2.14 Adjusted EPS 31.0% Growth
NEW FOR 2015 $4.12 Adjusted Cash Flow per Share
« 50% Percentile Relative TSR No Change

●	We Compensated our NEOs for 2015 Performance. Our Compensation Committee took the following actions with respect to 2015 compensation:

–	established AIP objective performance measure based on Adjusted Net Cash Flow of $72.0 million to qualify for NEO compensation deductions under Code Section 162(m);

–	established AIP operative performance measures based on Adjusted EPS, Adjusted Cash Flow per Share (new for 2015) and individual performance, each representing up to one-third of an NEO’s total potential payout value;

–	awarded AIP to our CEO, CSTO and CHRO at 87.5%, 85.7% and 96.8% of target, respectively, based on achievement of Adjusted EPS at 69.4% of target, Adjusted Cash Flow per Share at 71.1% of target, and individual performance goals at 122.1%, 116.7% and 150.0% of target, respectively;

–	awarded 50% of LTIP opportunity in the forms of time-vested restricted stock units and stock options; and

–	awarded 50% of LTIP opportunity in the form of restricted stock units subject to performance conditions based on TSR relative to the S&P 500 measured over three years ending December 31, 2017.

●	Our CEO Realized 2015 Pay Less Than Reported 2015 Pay. The pay realized by our CEO for 2015 in the aggregate amount of $3.8 million (which includes $1.2 million from the vesting of equity-based awards granted in 2014) is significantly less than 2015 reported total compensation in the Summary Compensation Table on page 49 in the aggregate amount of $6.6 million (which includes equity-based awards granted in 2015 with an aggregate grant date fair value of $3.8 million at target, which are not vested on the grant date, but are subject to vesting or performance conditions measured over three-year periods).

●	We Strengthened our Compensation Programs for 2016. In 2016, our Compensation Committee continued our AIP and LTIP programs with the following changes:

–	increased the AIP objective performance measure based on Adjusted Net Cash Flow to $75.0 million;

–	substituted Adjusted EBITDA in lieu of Adjusted Cash Flow per Share as a third operative performance measure for AIP; and

–	capped payout on negative TSR at 100% of target.

●	Our 2015 and 2016 NEO Compensation Programs Balance Fixed and Variable Pay. The below charts describe the mix of total direct compensation (which includes cash and non-performance-based restricted shares (“RS”) and restricted stock units (“RSUs”)) as compared with performance-based variable incentive compensation (which includes cash, RSUs and RS subject to performance conditions, and stock options) paid or payable to our CEO for 2015 and 2016 and paid to our CSTO, GC and CHRO as a group for 2015:

Our Compensation Philosophy and Compensation Governance

Our Compensation Committee strongly believes that NEO compensation—both pay opportunities and pay realized—should be linked with the Company’s operational performance and the creation of stockholder wealth. Our Compensation Committee designs our executive officer compensation programs to accomplish these goals by:

●	ATTRACTING executive officer candidates through competitive compensation programs that are appropriate to our business, size and geographic diversity;

●	MAINTAINING continuity of executive management by delivering opportunities for our NEOs to earn competitive compensation;

●	structuring our executive officer compensation programs to ALIGN THE INTERESTS of our NEOs with those of our stockholders by encouraging solid corporate growth and the prudent management of risks and rewards;

●	BALANCING the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals, which contribute to the creation of stockholder value;

●	placing a significant percentage of our NEO’s total compensation opportunity AT RISK and subject to the attainment of financial goals that drive or measure the creation of Company value;

●	paying for PERFORMANCE;

●	managing our executive officer compensation programs CONSISTENTLY among participating NEOs; and

●	LIMITING perquisites and other non-performance-based entitlements.

The following features of our overall executive officer compensation practices strengthen the link between the interests of our NEOs and our stockholders:

We Do	We Do Not
pay-for-performance	make loans to executive officers
claw back policy with respect to performance pay that was based upon financial statements that were subsequently restated

have separate retirement plans

grant stock-based or cash-based options and stock appreciation rights (“SARs”) below fair market value reprice (or permit the cash buyout of underwater stock options or SARs), reload or exchange stock options or SARs without stockholder approval allow hedging and pledging of Company securities

gross up compensation for excise and income taxes

automatically accelerate the vesting of equity awards on a “change in control”

pay cash dividends on unearned and unvested equity awards

stock ownership policy for our CEO of five times (5x) annual cash base salary and our CSTO, GC, CHRO and other covered officers of one time (1x) annual cash base salary independent compensation consultant who advises the Compensation Committee performance-based AIP and LTIP awards intended to qualify for deduction under Code Section 162(m)

assess and determine that the risks associated with our compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and our subsidiaries taken as a whole (see “Corporate Governance—Compensation-Related Risks”)

Robust Stockholder Engagement Program and 2015 Say-on-Pay Vote

We conduct extensive stockholder outreach throughout the year. We regularly speak with a broad spectrum of our stockholders on a variety of topics. Such communications allow us to provide perspective on Company policies and practices, stay attuned to stockholder sentiment on a variety of issues, and address stockholder concerns with our policies and practices when appropriate. Generally, we communicate with our major stockholders through our executive management and investor relations professionals. Periodically, our Chairman of the Board and Chair of the Compensation Committee communicate with major stockholders as well, which allows our directors to directly solicit and receive our stockholders’ views on our strategy, performance and executive compensation programs.

Our stockholder engagement program is described below:

After considering feedback from our discussions with certain major stockholders, the Compensation Committee:

●	ADDED a relative TSR cap for negative performance at 100% of target beginning with the performance-based restricted stock units awarded as LTIP in 2016 for the three-year measurement period ending December 31, 2018;

●	REDUCED our “Burn Rate” (our annual usage of shares authorized under our stockholder-approved equity compensation plans as incentive compensation) to 3.51% for the year ended December 31, 2015 from 4.73% and 5.80% for the years ended December 31, 2014 and December 31, 2013, respectively;

●	DIVERSIFIED the financial performance criteria used to measure AIP, making one-third of AIP contingent upon Adjusted Cash Flow per Share, a non-GAAP measure indicative of the Company’s ability to generate cash per share from core operations; and

●	SUPPORTED our robust program of stockholder engagement.

At our 2015 annual meeting of stockholders, our stockholders expressed support for our executive officer compensation practices with approximately 70.6% of the votes cast in favor of our 2015 Say-on-Pay proposal. During the second half of 2015, we continued to engage our stockholders to elicit information regarding their views of our executive officer compensation. These discussions focused on NEO compensation programs, our use of equity compensation and corporate governance best practices. The Compensation Committee took into account our 2015 Say-on-Pay results, as well as feedback received from stockholders, when making executive compensation decisions.

Summary of Elements of 2015 Compensation

Component	Fixed Compensation		Objectives
Key Features
Annual Cash Base Salary	●	Fixed	●	Provide a regular source of income

			●	Attract qualified talent

			●	Fairly compensate the executive based on his or her experience, skills, responsibilities and abilities

Annual Performance-Based Compensation
Component	Key Features		Objectives
Annual Incentive Pay Opportunity	● ● ●	Variable Performance-based Cash and/or equity	●	Places annual incentive compensation at risk
			●	Motivates and rewards the executive to achieve key short-term financial and individual performance results
			●	Aligns executive and stockholder interests through performance measures that contribute to stockholder value

Long-Term Performance-Based Incentive Compensation
Components	Key Features		Objectives
LTIP Performance-Based Compensation Opportunity	● ● ● ●	Variable Performance-based 50% of total LTIP opportunity Cash and/or equity	●	Places a portion of long-term incentive compensation at risk
			●	Motivates and rewards the executive to achieve key long-term financial results
			●	Aligns executive and stockholder interests through performance measures that contribute to stockholder value
Stock Options/Stock Appreciation Rights	● ●	Retention 25% of total LTIP opportunity	● ●	Rewards for stock price appreciation and provides a direct link to stockholder value Retention tool by providing the executive with the opportunity to increase equity ownership
	●	Exercise/base price not less than 100% of fair market value on grant date

	●	Pro rata vesting over at least 36-month service period
Restricted Stock/Restricted Stock Units	● ● ●	Retention 25% of total LTIP opportunity Pro rata vesting over at least 36-month service period	● ● ●	Immediately aligns interests of the executive with those of stockholders Direct link to growth in stockholder value Retention tool by increasing the executive’s equity ownership

New Executive Hire Compensation
Components	Key Features		Objectives
Sign-On Bonus	●	One-time compensation to attract executive hire	● ●	Compensates executive hire for leaving former employer Equity immediately aligns the interests of the executive hire and stockholders
	●	Compensates executive hire for lost incentive compensation opportunities due to change in employment
	●	Amount based on make-whole compensation to executive hire for value lost in leaving his or her prior employment
	●	Cash and/or equity
Fixed Bonus Opportunity	● ●	Compensates an executive who does not participate in the AIP and/or LTIP Cash and/or equity	●	Rewards the executive hire for work performed during the period he or she does not participate in the AIP and LTIP
			●	Equity immediately aligns the interests of the executive hire and stockholders
Discretionary Cash or Equity Bonus Awards	● ●	Variable Cash and/or equity	●	Rewards the executive for exemplary service
			●	Equity immediately aligns the interests of the executive and stockholders

Other Compensation
Components	Key Features		Objectives
Benefits	●	Fixed	●	Promotes health and welfare
	●	Standard range of medical, dental, disability, life insurance and other benefits
401(k) Plan	●	Fixed	●	Promotes long-term financial security
	●	Company 401(k) match

Information about Our 2015 Executive Officer Compensation Decisions

Annual Cash Base Salary

The Compensation Committee generally establishes annual cash base salary adjustments in February of each year. No NEO received a base salary increase for 2015.

2015 Annual Incentive Pay Opportunity

The Compensation Committees designs the AIP opportunity in the first quarter of each year through consultation with management and FWC, the committee’s compensation advisor. The Compensation Committee first designates the participants for the performance year. To evaluate executive performance and determine AIP in a manner consistent with how management evaluates our business, the Compensation Committee applies one or more business financial and/or operating metrics that are measured on a non-GAAP basis. The Compensation Committee sets one or more objective financial performance thresholds below which zero AIP for the performance period will be paid. The Compensation Committee also designates the maximum bonus opportunity that may be awarded to each participant based on the actual achievement of such objective performance measure(s). The Compensation Committee next sets separate operative financial or operating performance conditions on a non-GAAP basis and subjective individual performance goals, which are used to determine each participant’s AIP opportunity and the amount payable, if any, at the end of the performance period. Threshold, target and maximum individual payout amounts are set as a percentage of base salary. For 2015, target AIP was established for our CEO at 200% of annual cash base salary and for our CSTO and CHRO at 100% of annual cash base salary.

2015 Objective Performance Measure and Individual Maximums. In February 2015, the Compensation Committee designated the following (i) objective financial performance measure (as the initial hurdle to be met before any AIP will be earned), (ii) participants, and (iii) maximum payout per participant, for 2015 AIP:

(1)	For the purpose of establishing the initial hurde to be met before any AIP will be earned, we define “Adjusted Net Cash Provided by Operating Activities,” or “Adjusted Net Cash Flow,” a non-GAAP measure, as “Net Cash Provided by Operating Activities” (a GAAP measure reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”)) (i) excluding cash expenditures in 2015 related to special charges announced in 2015 or related to accrued liabilities related to special charges announced in prior years and (ii) excluding cash expenditures for acquisition costs for successfully completed acquisitions, and (iii) including an amount equal to the budgeted Adjusted Net Cash Provided by Operating Activities for any business or business segment disposed of by the Company in 2015 for the portion of 2015 subsequent to such disposition.

2015 Operative Performance Measures and Individual Targets. In February 2015, the Compensation Committee established the following operative performance measures used to determine the individual 2015 AIP payout amounts of each participant (after the objective performance measure described in the preceding chart has been achieved):

(1)	We define “Adjusted Net Income” and “Adjusted EPS” as “Net Income” and “Earnings Per Diluted Share,” respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. For the purpose of determining 2015 AIP, “Adjusted EPS” reported in the 2015 Form 10-K is further adjusted, as applicable, to (a) include (i) goodwill impairment charges taken by the Company during 2015 and (ii), in the event of a sale or disposition of part of any business or business segment of the Company in its entirety completed in 2015, the minority interest of such business or business segment subsequent to the closing of the sale or disposition, and (b) exclude (i) any expensed acquisition costs for successfully completed acquisitions that were previously capitalized prior to the effective date of SFAS 141R and (ii) any gain or loss as a result of any sale or other disposition of any business or business segment in part or in its entirety completed in 2015 (collectively, the “Further Adjusted EPS Adjustments”). While permissible, no Further Adjusted EPS Adjustments were made to Adjusted EPS for purpose of determining 2015 AIP.

(2)

We define “Adjusted Net Cash Provided by Operating Activities per Share,” or “Adjusted Cash Flow per Share,” a non-GAAP measure, as (a) “Net Income” (as reported in the 2015 Form 10-K) adjusted to exclude, as applicable, (i) special charges (net of taxes), (ii) goodwill impairment charges, (iii) loss on early extinguishment of debt (net of taxes), (iv) remeasurement of acquisition-related contingent consideration, (v) depreciation and amortization, (vi) amortization of other intangible assets, (vii) acquisition-related contingent consideration accretion, (viii) non-cash share-based compensation, (ix) non-cash interest expense, (x) other non-cash taxes (not included in any of the forgoing items), (xi) other items, including excess tax benefits from share-based compensation and other immaterial items normally included in the “other” line within “Net Cash Provided by Operating Activities” in the Company’s Consolidated Statement of Cash Flows, and (xii) any “Further Adjusted EPS Adjustments” (as defined in footnote (1) above), divided by (b) “weighted average shares outstanding – diluted” at December 31, 2015.

The below table describes the 2015 operative performance measures and corresponding individual payout levels authorized by the Compensation Committee, at threshold, target and maximum values, for our CEO, CSTO and CHRO (who were the only participants employed by the Company on the payment date):

2015 Operative Performance Measures and Individual Payout Levels

Total Opportunity

Participant	Threshold	Target	Maximum

Steven H. Gunby	1,000,000	2,000,000	3,000,000

Paul Linton	225,000	450,000	675,000

Holly Paul	200,000	400,000	600,000

Adjusted EPS

Participant	Threshold	Target	Maximum

	$1.65	$2.14	$2.63

Steven H. Gunby	$333,333	$666,667	$1,000,000

Paul Linton	$75,000	$150,000	$225,000

Holly Paul	$66,667	$133,333	$200,000

Adjusted Cash Flow per Share

Participant	Threshold	Target	Maximum

	$3.55	$4.12	$4.68

Steven H. Gunby	$333,333	$666,667	$1,000,000

Paul Linton	$75,000	$150,000	$225,000

Holly Paul	$66,667	$133,333	$200,000

Individual Performance

Participant	Threshold	Target	Maximum

Steven H. Gunby	$333,333	$666,667	$1,000,000

Paul Linton	$75,000	$150,000	$225,000

Holly Paul	$66,667	$133,333	$200,000

On February 24, 2016, the Compensation Committee certified that the Company had Adjusted Net Cash Flow in excess of $72.0 million (based on $132.8 million of actual Adjusted Net Cash Provided by Operating Activities) for the year ended December 31, 2015 and authorized cash payments of 2015 AIP to the participating NEOs, as follows:

Name	Adjusted EPS $1.84 (1)	Adjusted Cash Flow per Share $3.79 (2)	Individual Performance	Total AIP

Steven H. Gunby (3)	$462,585	$473,684	$813,731	$1,750,000

Percent of Target	69.4%	71.1%	122.1%	87.5%

Paul Linton (4)	$104,082	$106,579	$175,000	$385,661

Percent of Target	69.4%	71.1%	116.7%	85.7%

Holly Paul (5)	$92,517	$94,737	$200,000	$387,253

Percent of Target	69.4%	71.1%	150.0%	96.8%

(1)	Adjusted EPS for the year ended December 31, 2015 was $1.84, which was between the threshold and target performance measures established by the Compensation Committee. The Compensation Committee applied linear interpolation to calculate each participant’s payment amount.

(2)	Adjusted Cash Flow per Share for the year ended December 31, 2015 was $3.79, which was between the threshold and target performance measures established by the Compensation Committee. The Compensation Committee applied linear interpolation to calculate each participant’s payment amount.

(3)	In assessing individual performance, the Compensation Committee concluded that our CEO outperformed his target individual performance.

(4)	In assessing individual performance, the Compensation Committee concluded that our CSTO outperformed his target individual performance.

(5)	In assessing individual performance, the Compensation Committee concluded that our CHRO performed in an exemplary manner during the year, achieving the maximum level of performance with respect to her goals.

2015 Long-Term Incentive Pay Opportunity

The Compensation Committees designs the LTIP opportunity in the first quarter of each year through consultation with management and FWC, the committee’s compensation advisor. Since 2011, annual LTIP has been comprised of three separate awards: performance-based units, stock or cash units, and stock options or stock appreciation rights. The Compensation Committee designates the (i) recipients of LTIP awards for the performance year, (ii) monetary value of each type of award and the formula for determining the number of shares or units, (iii) performance measurement or vesting period, and (iv) form of payment, which can be shares and/or cash. In addition, the Compensation Committee establishes the financial criteria for performance-based awards, which for 2015 is based on Company TSR relative to the S&P 500.

2015 LTIP. The Compensation Committee authorized LTIP awards in 2015 as follows:

	TSR Restricted Stock Units (1)			Other LTIP Awards (2)
Participating NEO	TSR - 25th Percentile of S&P 500 (3) Threshold	TSR - 50th Percentile of S&P 500 (3) Target	TSR - 75th Percentile of S&P 500 (3) Maximum	Stock Options	Restricted Stock Units

Steven H. Gunby

Number	16,878	33,757	50,636	75,223	16,951

Grant Date Fair Value	$625,000	$1,250,000	$1,875,000	$625,000	$625,000

Percentage of Total Target Opportunity of $2.5 Million		50%		25%	25%

Paul Linton

Number	3,038	6,076	9,114	13,540	3,051

Grant Date Fair Value	$112,500	$225,000	$337,500	$112,500	$112,500

Percentage of Total Target Opportunity of $450,000		50%		25%	25%

Holly Paul

Number	2,700	5,401	8,101	12,035	2,712

Grant Date Fair Value	$100,000	$200,000	$300,000	$100,000	$100,000

Percentage of Total Target Opportunity of $400,000		50%		25%	25%

(1)	Company TSR relative to the S&P 500 will be measured over three years from January 1, 2015 through December 31, 2017.

(2)	Stock options and restricted stock units will vest pro rata on the first through third anniversary dates of the grant date.

(3)	Linear interpolation will be applied to calculate payout values between percentiles.

Performance of Outstanding LTIP Awards Measured as of December 31, 2015. Performance-based LTIP awards outstanding as of December 31, 2015 included the grants approved on April 1, 2014 and March 1, 2015. The following table sets forth the terms of those awards, as well as the percentiles that would have been achieved and the amounts that would have been earned had the measurement period of these awards ended as of December 31, 2015:

Award Year	Performance Measure	TSR Percentiles	Payout Percentage of Target	Performance Period Ending	Percentile Achievement as of December 31, 2015	Percentage of Target Earned as of December 31, 2015 (1)	Payout Method

2014	TSR Relative to S&P 500	25th	25%	3/31/17	51.6%	103.2%	Cash

		50th	100%

		75th	150%

2015	TSR Relative to S&P 500	25th	50%	12/31/17	42.0%	75.7%	Shares

		50th	100%

		75th	150%

(1)	Linear interpolation will be applied to calculate payout amounts between percentiles.

Other Compensation

Sign-on Bonus. During 2015, the Compensation Committee authorized a one-time aggregate sign-on payment of $200,000 to our GC in connection with the commencement of his employment in June 2015, of which $100,000 was in cash and $100,000 was in the form of shares of restricted stock. The sign-on bonus was intended to compensate our GC for lost compensation opportunities with his former employer and was a material factor in his decision to accept employment with the Company. Payment through the grant of equity has the added benefit of immediately aligning his interests with those of our stockholders. See “Executive Officers and Compensation—Summary Compensation Table.”

Fixed Bonus. For 2015, the Compensation Committee awarded a cash bonus to our GC in the amount of $400,000 provided for in his employment letter with the Company. The fixed bonus compensates our GC for work performed at the Company during the period he did not participate in the Company’s AIP program. The Compensation Committee awarded our Former CFO a $250,000 cash bonus in recognition of his past contributions and his willingness to stay at the Company through March 1, 2016 to ensure an orderly transition.

Health and Welfare Benefits. We provide our NEOs with substantially the same benefits that we provide to employees generally to promote NEO health and welfare, to facilitate their job performance and to tie their interests with those of the Company’s employees. These benefits include medical, dental, vision, prescription drug and mental health insurance or a health savings account, pre-tax health and dependent care flexible spending accounts, parking and transportation reimbursement accounts, group life insurance, supplemental life and accidental death and dismemberment insurance coverage for employees and their dependents, short-term and long-term disability insurance coverage, and parental, family and medical leave.

Retirement Benefits. We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. To align the interests of our NEOs with those of our employees, NEOs are eligible to participate in our 401(k) Plan on the same basis as our general U.S. employee population and, like our employees, are eligible to receive matching benefits under our 401(k) Plan up to the maximum allowed under the U.S. Internal Revenue Code, which was $7,950 for 2015.

Compensation of Our Former CFO and Former GC

See “Employment Agreements and Termination and Change in Control Payments—Termination and Change in Control Payment Amounts” for a discussion of the amounts received by our Former CFO as a result of his voluntary resignation effective on March 1, 2016 and our Former GC as a result of his termination by the Company without “cause” effective on March 13, 2015.

Other Compensation Practices

Timing of Equity Grants

The Compensation Committee is the administrator of our equity compensation plans and programs. The Compensation Committee typically makes annual short-term and long-term incentive compensation decisions during the first quarter of the year to allow dissemination of our fourth quarter and year-end earnings announcements prior to the grant dates of such awards. In some cases, the Compensation Committee will grant awards that are contingent, which conditions precedent may include commencement of employment or the execution and delivery of employment or other documents, or may authorize awards as of future grant dates. All option awards are made at an exercise price equal to or exceeding the fair market value per share of our Common Stock on the grant date and have a ten-year term. The equity awards to the NEOs are also subject to contractual provisions governing the acceleration of vesting on specified events. The Compensation Committee has not delegated its authority to make awards or prescribe the terms (including vesting terms) to our management.

Restrictions on Entering into Derivative Transactions, Hedging and Pledging of Company Securities

The Company’s Policy on Inside Information and Insider Trading prohibits our executive officers and non-employee directors from (i) purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls or similar instruments relating to our securities, (ii) engaging in derivative securities transactions involving or relating to our securities, including hedging or monetization transactions, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, (iii) pledging and short selling our securities, and (iv) purchasing our securities on margin.

Claw Back Policy

The Company’s Policy on Recovery of Incentive Compensation in the Event of Certain Financial Restatements (the “Claw Back Policy”) provides for the recovery of the portion of any cash bonus and other incentive-based compensation received or earned by any current or former executive officer of the Company on account of the achievement of performance goals that were based on financial results that become subject to a restatement of the Company’s financial statements on or after January 1, 2013. Such executive officers would be subject to the Claw Back Policy if (i) the restatement was due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws, other than as a result of any rule changes or interpretations of such rules, (ii) the Board determines that such executive officer was directly responsible for the non-compliance that resulted in the restatement, and (iii) the Board determines that it is in the best interests of the Company and the stockholders to seek repayment from such executive officer. In such event, if the amount received or earned by the executive officer exceeds the amount that would have been payable following the restatement of financial results, the executive officer will be required to repay such excess amount to the Company. The Board intends to revise the Claw Back Policy to be consistent with the final rules promulgated by the SEC under the Dodd–Frank Wall Street Reform and Consumer Protection Act.

Chief executive officers and chief financial officers of public companies are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires them to forfeit their stock sale profits and bonuses earned when there has been a financial restatement resulting from misconduct.

Executive Officer Equity Ownership

Our Policy on Executive Officer Equity Ownership demonstrates our continuing commitment to stockholder values and is an important method to immediately align our management’s and stockholders’ interests. Our CEO must attain an investment level in Company equity equal to at least five times (5x) his annual cash base salary. The Company’s Chief Financial Officer and other covered officers, including our CSTO, GC and CHRO, must attain an investment level in Company equity equal to at least one times (1x) his or her annual cash base salary. The officers must attain that ownership level within three years from his or her hire date or the date he or she advances to a new required ownership level. Sales and transfers of Company shares held by a covered officer will be restricted if he or she does not attain or maintain the applicable equity ownership investment level at the applicable time, except (i) as necessary to exercise a stock option, (ii) as necessary to pay taxes associated with the sale or vesting of equity awards, or (iii) with the prior written approval of the Compensation Committee, in its sole discretion. Shares of Company Common Stock that are directly or indirectly owned by the officer or owned through a trust and unvested restricted shares will count toward attaining and maintaining the applicable equity ownership level, while unvested and unexercised stock options and SARs and unearned performance-based awards will not. The shares of Common Stock counted toward attaining and maintaining the applicable stock ownership level will be valued as the average of the closing prices per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the stock ownership determination date.

Our CEO, CSTO and CHRO joined the Company in 2014 and will be required to achieve his or her requisite equity ownership level by January 20, 2017, August 25, 2017 and August 25, 2017, respectively. Our GC joined the Company in 2015 and will be required to achieve his requisite equity ownership level by June 29, 2018. The following chart illustrates the stock ownership of our current NEOs as of March 23, 2016:

Deductibility of NEO Compensation

Code Section 162(m) limits the deductibility of compensation in excess of $1.0 million paid to a company’s chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer. A company can deduct compensation (including the exercise of options) above that limit if it pays the compensation under a plan that its stockholders have approved and that is performance-related and non-discretionary. The Compensation Committee considers Code Section 162(m) when making compensation decisions, but other considerations, such as hiring qualified executive officers, providing our executive officers with competitive and adequate incentives to remain with and increase our business operations, Company financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions, and the Company reserves the right to pay compensation that may not qualify for deductibility under Code Section 162(m) in appropriate circumstances. See “Executive Officers and Compensation—Summary Compensation Table” for the annual cash base salaries and other compensation paid to the NEOs for 2015.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement relating to the 2016 Annual Meeting of Stockholders of the Company.

Compensation Committee

Claudio Costamagna, Chair

Brenda J. Bacon

James W. Crownover

Gerard E. Holthaus

Laureen E. Seeger

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for the years ended December 31, 2013, 2014 and 2015, using the SEC’s required disclosure rules. Footnotes (2), (3) and (4) to the table describe the vesting and performance conditions associated with the stock-based and stock option awards granted in 2015 that are reported in this table, none of which are vested on grant. Performance-based restricted stock unit awards in this table are reported at target value. An NEO may not realize any value from an equity-based award, and any realized value upon the vesting, exercise or end of the applicable performance period may be higher or lower than reported in this table, depending upon the price per share of our Common Stock and Company performance on the vesting or measurement date, and such differences could be significant.

Name and Principal Position	Year (a)	Salary ($) (1) (b)	Bonus ($) (1) (c)	Stock Awards ($) (2) (3) (d)	Option Awards ($) (4) (e)	Non-Equity Incentive Plan Compensation ($) (1) (5) (f)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (g)	All Other Compensation ($) (1) (6) (h)	Total ($) (i)

Steven H. Gunby	2015	1,038,462	–	2,981,617	801,463	1,750,000	–	–	6,571,542

President and Chief Executive Officer	2014	903,846	–	2,999,981	–	4,025,837	–	–	7,929,664

David M. Johnson (7)	2015	675,000	250,000	561,599	208,381	–	–	–	1,694,980

Former Chief Financial Officer	2014	200,000	–	979,718	1,081,888	–	–	–	2,261,606

Paul Linton	2015	467,308	–	388,782	144,262	385,661	–	–	1,386,013

Chief Strategy and Transformation Officer	2014	138,462	375,000	549,964	440,407	–	–	–	1,503,833

Curtis Lu (8)	2015	250,000	500,000	99,973	–	–	–	–	849,973

General Counsel

Holly Paul	2015	415,385	–	345,589	128,227	387,253	–	–	1,276,454

Chief Human Resources Officer

Eric B. Miller (9)	2015	212,500	1,000,000	–	–	–	–	1,555,246	2,767,746

Former General Counsel	2014	850,000	–	–	–	1,270,000	–	22,496	2,142,496

	2013	850,000	–	536,243	224,113	–	–	19,735	1,630,091

(1)	All cash compensation is presented in Columns (b), (c), (f) and (h).

(2)	The aggregate grant date fair market values of the restricted stock and restricted stock unit awards reported in Column (d) have been computed in accordance with FASB ASC Topic 718 based on a March 1, 2015 closing stock price of $36.87 per share. For a discussion of the assumptions and methodologies used to value the non-performance stock-based awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2015 Form 10-K. The stock-based awards in Column (d) for our CEO include the portion of 2014 AIP awarded in the form of restricted shares with a grant date of March 1, 2015. All non-performance stock-based awards are subject to pro rata vesting over three years beginning with the first anniversary of the grant date. For additional information, see “Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan Based Awards for Fiscal Year Ended December 31, 2015.”

(3)	The stock-based awards reported in Column (d) include the target aggregate fair values of the performance-based restricted stock units granted to participating NEOs as LTIP for 2015, based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. The target fair values of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718, based on a Monte Carlo simulation price of $43.67 per share. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and ‘Note 6—Share-Based Compensation” of the 2015 Form 10-K. Performance-based stock unit awards granted as LTIP in 2015 measure performance based on TSR relative to the S&P 500 over three years from January 1, 2015 through December 31, 2017. For additional information, see “Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan Based Awards for Fiscal Year Ended December 31, 2015.”

The following table sets forth the dollar values of the 2015 performance-based LTIP awards at maximum grant date fair value based on a Monte Carlo simulation price of $43.67 per share:

Name	Maximum Performance Award Values ($)
Steven H. Gunby	2,211,274
Paul Linton	398,008
Holly Paul	353,711

(4)	The option awards reported in Column (e) include the aggregate grant date fair market values computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2015 Form 10-K. The stock options awarded as LTIP in 2015 are subject to pro rata three-year vesting beginning on the first anniversary of the grant date and have an exercise price of $36.87 per share. For additional information, see “Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan Based Awards for Fiscal Year Ended December 31, 2015.”

(5)	The “non-equity incentive plan compensation” reported in Column (f) includes the applicable cash portion of annual executive incentive compensation awarded as AIP for the year ended December 31, 2015.

(6)	None of the NEOs, besides Eric Miller, received perquisites or other benefits aggregating more than $10,000 in 2015. Mr. Miller received total aggregate perquisites and benefits for the year ended December 31, 2015 of $1,555,246, consisting of $3,269 in 401(k) matching contributions, $323 in Company-paid premiums on life insurance, $1,654 in Company car/auto allowance and $1,550,000 in severance compensation upon the termination of his employment without “cause” effective on March 13, 2015.

(7)	David Johnson has forfeited all equity awards shown in Columns (d) and (e) that were unearned or unvested at his last day of employment effective on March 1, 2016.

(8)	Curtis Lu joined the Company as GC on June 29, 2015. This table includes base annual cash salary only for the portion of 2015 during which he was employed by the Company. The amount in Column (c) includes the sign-on cash bonus of $100,000 plus his fixed cash bonus for 2015 of $400,000 as provided in his employment letter.

(9)	This table includes payments to Eric Miller only for the portion of 2015 during which he was employed by the Company and a $1,000,000 retention payment, as well as severance compensation as described in footnote (6) above.

EQUITY COMPENSATION PLANS

Grants of Plan Based Awards for Fiscal Year Ended December 31, 2015

The following table provides information on (i) performance-based cash awards granted as AIP, (ii) equity-based awards granted as LTIP, and (iii) other restricted stock, restricted stock unit and stock option awards, awarded during the year ended December 31, 2015. There can be no assurance that the grant date fair values of these awards will ever be realized.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Stock Units (3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (4) (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (3) (4) ($) (l)
Name	Grant Date (a)	Compensation Committee Approval Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)

Steven H. Gunby	2/17/15	2/17/15	1,000,000	2,000,000	3,000,000	–	–	–	–	–	–	–

	3/1/15	2/17/15 (5)	–	–	–	–	–	–	22,284	–	–	821,611

	3/1/15	2/17/15 & 3/27/15	–	–	–	625,000	1,250,000	1,875,000	–	–	–	–

	3/1/15	2/17/15 & 3/27/15	–	–	–	–	–	–	16,951	–	–	665,837

	3/1/15	2/17/15 & 3/27/15	–	–	–	–	–	–	–	75,223	36.87	801,463

David M. Johnson	2/17/15	2/17/15	325,000	650,000	975,000	–	–	–	–	–	–	–

	3/1/15	2/17/15 & 3/27/15	–	–	–	162,500	325,000	487,500	–	–	–	–

	3/1/15	2/17/15 & 3/27/15	–	–	–	–	–	–	4,407	–	–	178,307

	3/1/15	2/17/15 & 3/27/15	–	–	–	–	–	–	–	19,558	36.87	206,381

Paul Linton	2/17/15	2/17/15	225,000	450,000	675,000	–	–	–	–	–	–	–

	3/1/15	2/17/15 & 3/27/15	–	–	–	112,500	225,000	337,500	–	–	–	–

	3/1/15	2/17/15 & 3/27/15	–	–	–	–	–	–	3,051			123,443

	3/1/15	2/17/15 & 3/27/15	–	–	–	–	–	–		13,540	36.87	144,262

Curtis Lu	6/3/15	6/29/15	–	–	–	–	–	–	2,436	–	–	99,973

Holly Paul	2/17/15	2/17/15	225,000	400,000	600,000	–	–	–	–	–	–	–

	3/1/15	2/17/15 & 3/27/15	–	–	–	100,000	200,000	300,000	–	–	–	–

	3/1/15	2/17/15 & 3/27/15	–	–	–	–	–	–	2,712	–	–	109,728

	3/1/15	2/17/15 & 3/27/15	–	–	–	–	–	–	–	12,035	36.87	128,227

Eric B. Miller	–	–	–	–	–	–	–	–	–	–	–	–

(1)	On February 24, 2016, the Compensation Committee certified that for the year ended December 31, 2015 (i) actual Adjusted Net Cash Flow was $132.8 million, which exceeded the $72.0 million objective performance threshold established by the Compensation Committee, (ii) Adjusted EPS was $1.84, $0.19 above the threshold set by the Compensation Committee of $1.65, and (iii) Adjusted Cash Flow per Share was $3.79, $0.24 above the threshold set by the Compensation Committee of $3.55. Based on these financial results, the Compensation Committee authorized aggregate 2015 AIP payable to our CEO, CSTO and CHRO of $1,750,000, $385,661 and $387,253, respectively, after taking into consideration individual performance.

(2)	Columns (f), (g) and (h) include the grant date fair values of restricted stock units awarded to certain NEOs as part of the 2015 LTIP, which are subject to performance conditions based on TSR relative to the S&P 500 measured over the three-year performance period ending December 31, 2017. The grant date fair values of the performance-based restricted stock units are based upon the probable outcomes of the performance conditions, excluding the effect of estimated forfeitures, measured using a Monte Carlo simulation technique that assesses the probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2015 Form 10-K.

(3)

Column (i) reports the aggregate grant date fair values of restricted stock and restricted stock units awarded to certain NEOs as part of the 2015 LTIP and/or sign-on bonuses awarded in the form of equity during the year ended December 31, 2015 in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value these awards, please see the discussion of stock awards contained in “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2015 Form 10-K.

(4)	Column (j) reports the aggregate grant date fair value and stock options awarded to certain NEOs as part of the 2015 LTIP during the year ended December 31, 2015 in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value these awards, please see the discussion of stock option awards contained in “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2015 Form 10-K.

(5)	Represents the portion of AIP for the year ended December 31, 2014 granted to our CEO in the form of restricted shares awarded on March 1, 2015.

Outstanding Equity Awards at Fiscal Year End

The following table shows the number of shares covered or used as references for (i) exercisable and unexercisable stock options, (ii) exercisable and unexercisable SARs, (iii) unvested shares of restricted stock, restricted stock units and performance-based restricted stock units, (iv) full-value cash units, and (v) cash-based performance units held by our NEOs on December 31, 2015:

	Option and SAR Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options and SARs (#) Exercisable (a)	Number of Securities Underlying Unexercised Options and SARs (#) Unexercisable (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options and SARs (#) (c)	Option Exercise Price or SAR Base Price ($/Sh) (d)	Option or SAR Expiration Date (e)	Number of Shares or Full-Value Units That Have Not Vested (#) (f)	Market Value of Shares or Full-Value Units That Have Not Vested (1) ($) (g)	Equity and Non-Equity Incentive Plan Awards: Number of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested (#) (h)	Equity and Non-Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested (1) ($) (i)
Steven H. Gunby	16,130 (2)	—	32,262 (2)	34.26	4/1/24	—	—	—	—
	—	—	—	—	—	—	—	12,162 (3)	421,535 (3)
	—	—	—	—	—	—	—	32,981 (4)	1,143,121 (3)
	—	—	—	—	—	48,228 (5)	1,671,582 (3)	—	—
	—	—	—	—	—	22,284 (6)	772,363 (3)	—	—
	—	—	—	—	—	—	—	16,951 (7)	587,522 (3)
	—	—	—	—	—	—	—	33,757 (8)	1,170,018 (3)
	—	—	75,223 (9)	36.87	3/1/25	—	—	—	—
David M. Johnson	—	—	—	—	—	5,001 (10)	173,335	—	—
	—	—	—	—	—	16,327 (11)	565,894	—	—
	4,473 (12)	17,894 (12)	—	36.75	8/25/24	—	—	—	—
	14,605 (13)	58,420 (13)	—	36.75	8/25/24	—	—	—	—
	—	—	—	—	—	—	—	4,407 (7)	152,747
	—	—	—	—	—	—	—	8,777 (8)	304,211
	—	—	19,558 (9)	36.87	3/1/25	—	—	—	—
Paul Linton	—	—	—	—	—	9,977 (11)	345,803	—	—
	17,851(13)	35,701 (13)	—	36.75	8/25/24	—	—	—	—
	—	—	—	—	—	—	—	3,051 (7)	105,748
	—	—	13,540 (9)	36.87	3/1/25	—	—	6,076 (8)	210,594
Curtis Lu	—	—	—	—	—	2,436 (14)	84,432	—	—
Holly Paul	—	—	—	—	—	—	—	2,712 (7)	93,998
	—	—	—	—	—	—	—	5,401 (8)	187,199
	—	—	12,035 (9)	36.87	3/1/25	—	—	—	—
Eric B. Miller (15)	—	—	—	—	—	—	—	—	—

(1)	All cash values in Columns (g) and (i) have been computed by multiplying $34.66 per share, the closing price per share of Common Stock reported by the NYSE for December 31, 2015, by the number of shares of restricted stock or restricted stock units that have not yet vested.

(2)

Represents cash-based vested and exercisable and/or unvested and unexercisable SARs awarded to our CEO as 2014 LTIP by the Compensation Committee with a grant date of April 1, 2014 under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated effective June 3, 2015 (the “2009 Plan”). Each

SAR represents the right to receive an amount of cash upon exercise, following the applicable vesting date, equal to (a) the difference between (i) the fair market value of a share of Common Stock on the applicable exercise date and (ii) the base price of $34.26 per share, multiplied by (b) the number of SARs exercised by the holder on such date. Unvested SARs will vest pro rata and be exercisable on April 1, 2016 and April 1, 2017, such that all SARs will be fully vested and exercisable on April 1, 2017.

(3)	Represents unvested full-value cash units awarded to our CEO by the Compensation Committee as 2014 LTIP, with a grant date of April 1, 2014 under the 2009 Plan. Each unit represents the right to receive an amount of cash on the applicable vesting date equal to the product of (i) the fair market value of a share of Common Stock on such applicable vesting date, multiplied by (ii) the number of units that vested on such date. Cash units will vest pro rata on April 1, 2016 and April 1, 2017, such that all cash units will be fully vested on April 1, 2017.

(4)	Represents the target number of unearned performance-based cash units awarded to our CEO as 2014 LTIP by the Compensation Committee with a grant date of April 1, 2014 under the 2009 Plan (subject to performance conditions based on TSR relative to the S&P 500 measured over the period from April 1, 2014 through March 31, 2017). Each unit represents the right to receive an amount of cash on the performance determination date equal to the product of (i) the fair market value of a share of Common Stock on such performance determination date, multiplied by (ii) the number of units earned on such performance determination date upon achievement of the applicable performance condition established by the Compensation Committee. A maximum of 49,472 performance-based cash units were awarded to our CEO on April 1, 2014, which, if earned, would equate to a maximum cash value of $1,714,700 based on the closing price per share of Common Stock of $34.66 on December 31, 2015.

(5)	Represents unvested shares of restricted stock awarded by the Compensation Committee with a grant date of January 20, 2014 under the 2009 Plan, which vest pro rata on January 20, 2016 and January 20, 2017, such that all shares will be fully vested on January 20, 2017.

(6)	Represents unvested shares of restricted stock awarded by the Compensation Committee on account of 2014 AIP with a grant date of March 1, 2015 under the 2009 Plan, which vest pro rata on March 1, 2016, March 1, 2017 and March 1, 2018, such that all shares will be fully vested on March 1, 2018.

(7)	Represents unvested restricted stock units awarded by the Compensation Committee as 2015 LTIP with a grant date of March 1, 2016 under the 2009 Plan, which vest pro rata on March 1, 2016, March 1, 2017 and March 1, 2018, such that all shares will be fully vested on March 1, 2018.

(8)	Represents the target number of unearned performance-based restricted stock units granted as 2015 LTIP by the Compensation Committee with a grant date of March 1, 2015 under the 2009 Plan (subject to performance conditions based on TSR relative to the S&P 500 for the three-year measurement period from January 1, 2015 to December 31, 2017). The following table sets forth the maximum number of performance-based restricted stock units awarded by the Compensation Committee on March 1, 2015:

Name	Maximum Performance-Based Awards ($)
Steven H. Gunby	50,636
Paul Linton	9,114
Holly Paul	8,101

(9)	Represents option shares which may be acquired upon exercise of the unvested and unexercisable stock options granted by the Compensation Committee as 2015 LTIP with a grant date of March 1, 2015 under the 2009 Plan. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price therefore, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. Each stock option vests and becomes exercisable for a pro rata portion of the applicable option shares on March 1, 2016, March 1, 2017 and March 1, 2018, such that the applicable stock option will be fully vested and exercisable for up to 100% of the applicable option shares on March 1, 2018. David Johnson forfeited his unvested and unexercisable and vested and unexercised portion of his stock option and related option shares upon the termination of his employment effective on March 1, 2016.

(10)	Represents unvested shares of restricted stock granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside the 2009 Plan, on account of a portion of David Johnson’s fixed pro rata bonus for the 2014 bonus year, which unvested awards were forfeited upon the termination of Mr. Johnson’s employment effective on March 1, 2016.

(11)	Represents unvested shares of restricted stock granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside the 2009 Plan, on account of the executive officer’s sign-on bonus for joining the Company. David Johnson forfeited his unvested award upon the termination of his employment effective on March 1, 2016.

(12)	Represents option shares that may be acquired upon exercise of the unvested and unexercisable or vested and unexercised portions of the stock option granted by the Compensation Committee as an employment inducement award pursuant to Rule 303A.08 of the NYSE outside the 2009 Plan, on account of a portion of David Johnson’s fixed pro rata bonus for the 2014 bonus year, which unvested and unexercised portions of the stock option and related option shares were forfeited by Mr. Johnson upon termination of his employment effective on March 1, 2016.

(13)	Represents option shares that may be acquired upon exercise of the unvested and unexercisable or vested and unexercised portions of the stock options granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside the 2009 Plan, on account of a portion of the executive officer’s sign-on bonus for joining the Company. Each stock option represents the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price therefore, equal to the number of option shares for which the stock option is being exercised by the holder on such date. The unvested option shares will vest and the unexercisable portion of the applicable stock option will become exercisable pro rata on August 25, 2016 and August 25, 2017, such that the applicable option shares will be fully vested and the applicable stock option will be fully exercisable on August 25, 2017. David Johnson forfeited the unvested and unexercised portions of his stock option and related option shares upon the termination of his employment effective on March 1, 2016.

(14)	Represents unvested shares of restricted stock granted by the Compensation Committee on June 29, 2015 as employment sign-on bonus under the 2009 Plan, which vest pro rata on June 29, 2016, June 29, 2017 and June 29, 2018, such that all shares will be fully vested on June 29, 2018.

(15)	The Former GC left his employment with the Company effective on March 13, 2015.

Option Exercises and Stock Vested

The following table shows the number of shares of our Common Stock acquired during the fiscal year ended December 31, 2015 upon the exercise of stock options and the vesting of restricted stock awards:

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (a)	Value Realized on Exercise ($) (b) (1)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting ($) (d) (2)
Steven H. Gunby:
Options	—	—	—	—
Stock	—	—	24,113	962,832
David M. Johnson:
Options	—	—	—	—
Stock	—	—	5,331	206,416
Paul Linton:
Options	—	—	—	—
Stock	—	—	4,988	193,135
Curtis Lu:
Options	—	—	—	—
Stock	—	—	—	—
Holly Paul:
Options	—	—	—	—
Stock	—	—	—	—
Eric B. Miller:
Options	36,800	188,608	—	—
Stock	—	—	3,410	128,557

(1)	The value realized upon the exercise of stock options is computed by multiplying (a) the difference between (i) the market price of the underlying shares at the exercise date and (ii) the exercise price of the option, by (b) the number of shares for which the option was exercised.

(2)	The value realized on vesting of restricted stock is computed by multiplying (a) the market value of the shares of Common Stock at the vesting date, by (b) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Arrangements

Steven H. Gunby. The Company and Steven Gunby are parties to the Employment Agreement dated as of December 13, 2013, effective January 20, 2014 (the “CEO Employment Agreement”), for an initial term of three years, which will be automatically renewed for successive one-year terms unless Mr. Gunby’s employment has been otherwise terminated or Mr. Gunby or the Company provides 120 days or 90 days, respectively, prior written notice of non-renewal. The CEO Employment Agreement provides for payments upon termination by the Company with and without “cause” (as defined in the CEO Employment Agreement), termination by Mr. Gunby with and without “good reason” (as defined in the CEO Employment Agreement) and events of termination such as a “change of control” (as defined in the Company’s equity compensation plan) as described under “Termination and Change in Control Payment Amounts.” The CEO Employment Agreement contains non-competition provisions that will continue for 18 months following the last day of employment. During that period, Mr. Gunby also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company or interfering with any relationship of the Company. Mr. Gunby also agrees not to use or disclose confidential or proprietary information of the Company in violation of his employment agreement.

David M. Johnson. David Johnson entered into an employment letter with the Company dated as of July 10, 2014 (the “CFO Employment Letter”), which provided for at-will employment subject to certain terms relating to annual cash base salary, sign-on bonus, bonus opportunities and severance protection upon certain termination events. Effective March 1, 2016, Mr. Johnson voluntarily terminated his employment with the Company. Upon his termination, Mr. Johns received the payments described under “Termination and Change in Control Payment Amounts.” The CFO Employment Letter contains non-competition provisions that will continue for 12 months following the last day of employment. During that period, Mr. Johnson also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company. Mr. Johnson also agrees not to use or disclose confidential or proprietary information of the Company in violation of his employment agreement.

Paul Linton, Curtis Lu and Holly Paul. Paul Linton, Curtis Lu and Holly Paul have each entered into an employment letter on substantially similar terms (collectively, the “Other NEO Employment Letters”). The Other NEO Employment Letters provide for at-will employment subject to certain terms relating to each officer’s applicable annual cash base salary, sign-on bonus, bonus opportunities and severance protection upon certain termination events. In the event of termination by the Company without “cause” (as defined in the applicable Other NEO Employment Letter), by the executive officer with “good reason” (as defined in the applicable Other NEO Employment Letter) or within 18 months following a “change in control” (as defined in the Company’s equity compensation plan), the applicable executive officer will be entitled to receive certain payments described under “Termination and Change in Control Payment Amounts.” The Other NEO Employment Letters contain non-competition provisions that will continue for 12 months following the last day of employment. During that period, the executive officer will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company. The executive officer also agrees not to use or disclose confidential or proprietary information of the Company in violation of his or her employment agreement.

Eric B. Miller. Eric Miller was a party to an amended and restated employment letter dated as of June 2, 2010 (the “Miller Employment Letter”) and a retention agreement dated as of January 15, 2014 (the “Miller Retention Letter”). Effective March 13, 2015, Mr. Miller’s employment terminated without “cause” (as defined in the Miller Employment Letter). Upon his termination, Mr. Miller received the payments described under “Termination and Change in Control Payment Amounts.” The Miller Employment Letter does not contain any non-competition and non-solicitation restrictions.

Termination Payments

The NEOs will receive various payments described under “—Termination and Change in Control Payment Amounts” upon termination of employment, including termination by the Company without “cause,” termination by the executive officer for “good reason,” termination upon death or “disability” or termination following a “change in control” of the Company. We believe that it is in the best interest of the Company to provide for termination payments as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to the NEOs voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company and not to use or disclose proprietary information of the Company, as described under “—Employment Arrangements” above. Generally, the terms “cause,” “good reason,” “change in control,” and “disability” have the meanings given those terms or words of similar import in the relevant employment document.

Termination and Change in Control Payment Amounts

     Current NEOs

The following table sets forth the payments that may be received by each of our NEOs (other than Messrs. Johnson and Miller) as if his or her employment terminated as of December 31, 2015:

Name	Termination for any Reason Other Than Termination by the Company without “Cause” or Termination by the Executive Officer with “Good Reason” ($) (a)	Termination by the Company without “Cause” or Termination by the Executive Officer with “Good Reason” ($) (b)	Termination by the Company without “Cause” or Termination by the Executive Officer with “Good Reason” Coincident with or One Year Following a “Change in Control” (1) ($) (c)	Death or “Disability” ($) (d)
Steven H. Gunby
Annual Cash Base Salary	—	—	—	—
Prorated AIP for Year of Termination (2)	—	2,000,000	2,000,000	—
Equity Awards (3)	—	4,367,728	4,367,728	4,367,728
Cash-Based LTIP Awards (4)	—	—	434,440	434,400
LTIP Performance Units (5)	—	—	—	—
Severance Payment (6)	—	4,500,000	6,000,000	—
Health and Welfare Benefits (7)	—	26,371	26,371	26,371
Total	—	10,894,099	12,828,539	4,802,168

Paul Linton
Annual Cash Base Salary	—	—	—	—
Equity Awards (3)	—	825,413	825,413	825,413
LTIP Performance Units (5)	—	—	—	—
Severance Payment (8)	—	450,000	900,000	—
Health and Welfare Benefits (7)	—	17,581	17,581	17,581
Total	—	1,292,994	1,742,984	825,413

Curtis Lu
Annual Cash Base Salary	—	—	—	—
Equity Awards (3)	—	84,432	84,432	84,432
LTIP Performance Units (5)	—	—	—	—
Severance Payment (8)	—	500,000	500,000	—
Health and Welfare Benefits (7)	—	17,581	17,581	17,581
Total	—	602,013	602,013	84,432

Holly Paul
Annual Cash Base Salary	—	—	—	—
Equity Awards (3)	—	307,794	307,794	307,794
LTIP Performance Units (5)	—	—	—	—
Severance Payment (8)	—	400,000	400,000	—
Health and Welfare Benefits (7)	—	14,785	14,785	14,785
Total	—	722,579	722,579	307,704

(1)	The amounts in Column (c) assume that both the termination without “cause” and “change in control” occurred on December 31, 2015.

(2)	Our CEO will receive a prorated annual incentive cash bonus for the year of termination based on actual performance. The amount shown in Column (b) represents annual incentive bonus for full-year 2015 at target.

(3)	Restricted stock awards have been valued based on $34.66 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2015). Stock options have been valued based on the difference between the applicable exercise price and $34.66 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2015).

(4)	Full-value cash units and cash-based performance units have been valued at $34.66 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2015). Cash-based SARs have been valued based on the difference between the applicable base price and $34.66 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2015).

(5)	Performance-based restricted stock units awarded on March 1, 2015 have been valued at $34.66 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2015).

(6)	Severance payments to the CEO equal one and one-half times (1.5x) the sum of (i) our CEO’s annual cash base salary plus (ii) target bonus for the year of termination (except that such amount increases to two times (2x) the sum of (x) our CEO’s annual cash base salary plus (y) target bonus for year of termination, if the CEO’s employment is terminated by the Company (or its successor) without “cause” or the CEO terminates his employment for “good reason” during the 18-month period following a “change in control.”

(7)	Health and welfare benefits represent the current costs of continuing group health and group life insurance coverage for the CEO and his eligible dependents for 18 months after termination and for the other NEOs and their eligible dependents for 12 months after termination.

(8)	Severance payments to each of the other NEOs in the table equal 12 months of annual cash base salary; provided that such amount will be increased to one times (1x) the sum of (i) 12 months annual cash base salary plus (ii) target bonus for the year of termination if the applicable officer’s employment is terminated by the Company (or its successor) without “cause” or by the applicable officer for “good reason” during the 18-month period following a “change in control.”

    Former NEOs

The following tables set forth the actual payments made to each of our Former CFO and Former GC upon termination of his employment, which in the case of our Former CFO resulted from his voluntary termination effective as of March 1, 2016 and our Former GC resulted from termination by the Company without “cause” effective March 13, 2015:

Name	Annual Cash Base Salary ($) (a)	Acceleration of Restricted Stock Awards ($) (b)	Acceleration of Stock Option Awards ($) (c)	Fixed Incentive Compensation for 2015 Bonus Year ($) (d)	Retention Payment ($) (e) (1)	Severance Payment ($) (f) (2) (3)	Total ($) (g)
Voluntary Termination:
David M. Johnson	—	—	—	250,000	—	—	250,000
Termination by the Company without “Cause”:
Eric B. Miller:	—	—	—	—	1,000,000	1,550,000	2,550,000

(1)	Upon termination by the Company without “cause,” Eric Miller was entitled to and received the retention payment pursuant to the Miller Retention Agreement.

(2)	The Compensation Committee authorized a fixed cash incentive compensation award to David Johnson on account of his 2015 performance in lieu of any AIP that would have otherwise been payable to him for the year ended December 31, 2015.

(3)	Upon termination by the Company without “cause,” Eric Miller was entitled to a cash payment equal to the sum of (i) his then current annual cash base salary as of December 31, 2015 plus (ii) an additional specified amount. As of his termination date, Mr. Miller’s annual cash base salary was $850,000 and the specified amount payable to him was $700,000.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be, directly or indirectly, material to a related person are disclosed in this Proxy Statement. The Audit Committee reviews and approves all related party transactions, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer, director or nominee for director, an immediate family member of an officer, director or nominee for director, a company, firm or entity in which an officer, director or nominee for director serves as an officer or partner or has a material interest, or a beneficial holder of more than 5% of the Company’s voting securities, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers factors such as:

●	the financial and other terms of the transaction and whether such terms are substantially equivalent to terms that could be negotiated with third parties;

●	the nature of the related person’s interest in the transaction;

●	the importance of the transaction to the related person and to the Company;

●	the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interests of the Company; and

●	any other matters that the Audit Committee deems appropriate.

2015 RELATED PERSON TRANSACTIONS

In the ordinary course of business, we enter into commercial transactions to provide consulting and advisory services, from time to time, with clients or their affiliates for which our directors serve as directors and/or executive officers. All of those transactions have been approved by the Audit Committee of the Company. We consider these transactions to be arm’s length, and we do not believe that the directors had or have any material direct or indirect pecuniary or other interests in such engagements.

On January 26, 2016, BlackRock, Inc. (“BlackRock”) filed a Form 13G/A with the SEC reporting sole voting and investment power over 8.4% of our outstanding shares of Common Stock. Exhibit A to the Form 13G/A identifies certain affiliates that have rights to receive dividends and proceeds from the sale of shares of our Common Stock and reports that none of such affiliates beneficially own 5% or greater of our outstanding shares. From time to time, in the ordinary course of our business, BlackRock, directly or indirectly, on behalf of itself and/or affiliates, has entered into engagements for consulting and advisory services on an arm’s length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares. During 2015, revenues from engagements with BlackRock and its affiliates aggregated approximately $700,000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Audit Committee assists the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm and the performance of its internal auditors and independent registered public accounting firm.

The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011. We review and reassess the Charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the Charter of the Audit Committee is publicly available and can be found on the Company’s website under “About—Governance” at http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-audit-committee-of-the-board-of-directors.pdf.

The Audit Committee currently consists of four independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Nicholas C. Fanandakis (Chair), Mark S. Bartlett, Vernon Ellis and Gerard E. Holthaus. All the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement and related notes. The Board determined that all members of the Audit Committee qualify as “audit committee financial experts.”

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the independent registered public accounting firm is responsible for performing an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. We meet periodically with management and the Company’s internal auditor and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and management’s response.

The Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2015. KPMG attended six meetings of the Audit Committee and met three times with the Audit Committee in closed session without management being present with respect to audit, financial reporting and internal control matters. One or more members of management attended all regular and special meetings of the Audit Committee, and management met two times with the Audit Committee in closed sessions with respect to audit, financial reporting and internal control matters. The Audit Committee met with the Managing Director of Internal Audit of the Company one time in closed session during 2015. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the Managing Director of Internal Audit without management and other committee members being present, and he reported back to the other members of the Audit Committee with respect to those meetings. In this context, the Audit Committee hereby reports as follows:

(1)	We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2015 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

(2)	The Audit Committee discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard 16. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of the Company, and accounting principles, as applied to the financial reporting of the Company.

(3)	The Audit Committee received from KPMG the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve the non-audit services performed by KPMG.

(4)	Based upon the review and discussion referred to in paragraphs (1) through (3) above and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2015 for filing with the SEC. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal 2015, is independent from the Company and its management.

We have retained KPMG as the Company’s independent registered public accounting firm for 2016.

This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc.

Audit Committee

Nicholas C. Fanandakis, Chair

Mark S. Bartlett

Vernon Ellis

Gerard E. Holthaus

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the full years ended December 31, 2014 and 2015. In connection with the audit of the 2014 and 2015 financial statements, we entered into engagement agreements with KPMG that set forth the terms by which KPMG performs audit services for the Company.

	2014 ($)	2015 ($)
	(in thousands)
Audit Fees	2,438	2,403
Audit-Related Fees	–	–
Tax Fees	115	11
All Other Fees	4	4
Total	2,557	2,418

Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions, and the adoption of new accounting pronouncements and audits of our subsidiaries that are required by statute or regulation. In 2015, approximately $2,333,000 in fees were incurred for audit (including the audit of internal controls over financial reporting) and quarterly review services provided in connection with periodic reports filed under the Exchange Act, statutory audits, consultations and comfort letters, and $10,000 related to a Registration Statement on Form S-8 filed with the SEC to register shares of Common Stock under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan. Audit fees for 2015 also included approximately $60,000 in fees incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm, and audit-related fees primarily in connection with due diligence services. Tax fees primarily include tax compliance and planning services.

KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.

For 2014 and 2015, the Audit Committee or a subcommittee of the Audit Committee pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, that such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that our directors, officers and beneficial owners of more than 10% of our total outstanding shares of Common Stock who are required to file reports under Section 16 of the Exchange Act reported all transactions in shares of our Common Stock and derivative securities, including options for shares, on a timely basis during the year ended December 31, 2015; except that the Company filed two Form 4s on behalf of Gerard E. Holthaus late. The Company filed a late Form 4 to report the conversion of deferred restricted stock units and the simultaneous release of shares of Common Stock to Mr. Holthaus because the shares of Common Stock (which should have been released to Mr. Holthaus upon an elected payment date in May 2015) were not released to him until June 2015. The second late Form 4 was to report the issuance of deferred restricted stock units as director compensation in June 2015. In both cases, the Form 4s were filed late due to inadvertent oversights by the Company.

PROPOSALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

If you want to present a proposal in our proxy statement for the 2017 annual meeting of stockholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, FTI Consulting, Inc., at our current executive office located at 1101 K Street NW, Washington, DC 20005. Stockholders intending to present a proposal at our annual meeting must comply with the requirements and provide the information set forth in our current Bylaws. Under our current Bylaws, a stockholder must deliver notice of a proposal and any required information to our Corporate Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of such meeting is first made. A stockholder’s notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting of stockholders the information and materials required by our current Bylaws, including, among other things (i) a description of the business that the stockholder proposes to bring before the meeting, (ii) the stockholder’s reasons for proposing such business at the meeting, (iii) any material interest such stockholder or any stockholder associated person has in such business, including any anticipated benefit to the stockholder or stockholder associated person therefrom, (iv) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, and (v) the class, series and number of all shares of our capital stock or other securities, which are owned beneficially or of record by such stockholder and such stockholder associated person, the date on which such securities were acquired and investment intent of such acquisition and any short interest in any Company securities. For the annual meeting of stockholders in 2017, we must receive this notice no earlier than November 21, 2016 and no later than 5:00 p.m., Eastern Time, on December 21, 2016. If a stockholder wishes to submit a proposal at the 2017 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to stockholders in connection with our previous year’s annual meeting of stockholders, which will be December 21, 2016.

Appendix A

FTI CONSULTING, INC.

INCENTIVE COMPENSATION PLAN

Administration. The Incentive Compensation Plan (the “Plan”) will be administered by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI” or the “Company”). The Compensation Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish, interpret and construe the terms of any award made under the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. Decisions of the Compensation Committee shall be final and binding on all parties.

Participation. Participants in the Plan will include management employees of FTI or its subsidiaries, designated by the Compensation Committee. With respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the U.S. Internal Revenue Code (the “Code”), participants will be designated not later than 90 days after the beginning of each calendar year or by such other date as may be permitted under Section 162(m) of the Code.

Target Awards. The Compensation Committee will establish, in its sole discretion, a target incentive award for each participant for each calendar year, which will be expressed as a dollar amount, a percentage of salary or otherwise. With respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, target awards will be designated not later than 90 days after the beginning of each calendar year or by such other date as may be permitted under Section 162(m) of the Code. The target award will be based on a number of factors, including: (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to FTI’s future performance and business impact. With respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, the Compensation Committee will also establish, within the time period described above, a maximum award that may be paid for the calendar year, which will remain fixed for the entire year. The maximum award that any participant may earn for a calendar year under the Plan is $15.0 million.

Performance Goals. The Compensation Committee will, in its sole discretion, establish for each participant performance goals that must be met in order for an award to be payable for the year. The Compensation Committee will establish in writing (i) the performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iii) any other conditions that the Compensation Committee deems appropriate and consistent with the Plan. With respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, the foregoing shall be established in writing not later than 90 days after the beginning of each calendar year or by such other date as may be permitted under Section 162(m) of the Code.

The Compensation Committee will establish objective performance goals for each participant related to the participant’s business unit or FTI’s overall performance or both. The Compensation Committee may also establish subjective performance goals for participants, provided that, for awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, the subjective performance goals may only be used to reduce, and not increase, the award otherwise payable under the Plan. The objectively determinable performance goals will be based on one or more of the following criteria: Earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes; stock price; earnings per share; diluted earnings per share; earnings or loss per share before stock option expense; net earnings; operating or other earnings; profits; gross revenues; net revenues; cash flow, net cash flow or cash flow per share (in each case, before or after dividends); cash flow return on investment; cash balances; improvement in cash balances; operating income; operating expenses or reduction, improvement in or attainment of expense levels or working capital levels; gross income; net income or loss (before or after taxes or before or after allocation of corporate or segment overhead or bonus or other incentive compensation); return on investment; return on capital (including return on total capital); gross margin; operating margin; working capital; revenue growth; annual recurring revenues; recurring revenues; segment or product revenues; debt reduction; economic value added; financial ratios (including those measuring liquidity, activity, profitability or leverage); return on assets or net assets; stockholder return; stockholder return ratios or comparisons with various stock market indices; return on equity; growth in assets; market share; appreciation in and/or maintenance of the price of the Company’s shares of Common Stock or any other publicly-traded securities of the Company; economic value-added models; strategic business criteria consisting of one or more objectives based on meeting operating efficiencies, client satisfaction, regulatory achievements, specified revenue goals, market share or penetration goals, geographic business expansion goals, or goals relating to acquisitions or divestitures, strategic partnerships or co-development or co-marketing arrangements; specified objectives with regard to bank debt or other long-term or

A-1

short-term public or private debt or other similar financial obligations, which may be calculated net of or adjusted for cash balances and/or other offsets or charges; sales of securities; the implementation, completion or attainment of measurable objectives with respect to development, commercialization, research, products, services or the recruiting or maintaining of management or other personnel, in each case, as may be established by the Compensation Committee in its sole discretion.

Such performance goals also may be based by reference to the Company’s performance as a whole or the performance of one or more subsidiaries, divisions, business segments, practice groups, business units, or geographic regions of the Company, and/or upon a comparison with performance of an industry, one or more peer groups or other groups of companies, prior performance periods, or other measures selected or defined by the Committee within the parameters of the Incentive Plan. Such goals may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“ASB Principles”), or may be adjusted when established to exclude any items otherwise includable under GAAP or under ASB Principles.

Changes to Performance Goals and Target Awards. At any time prior to the final determination of the awards, the Compensation Committee, in its sole discretion, may adjust the performance goals and target awards to also exclude or reflect the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including: (a) restructurings, acquisitions, recapitalizations, discontinued operations, extraordinary items or events, and other unusual, infrequently occurring or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (c) goodwill impairment charges or fair value adjustments for contingent consideration; (d) a change in laws, rules or regulations, including tax laws and accounting standards required by GAAP; or (e) recurring or non-recurring items as the Committee in its sole discretion shall determine. Notwithstanding the foregoing, no adjustment may be made pursuant to the provisions of this paragraph with respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code if such adjustment would violate the requirements for qualification for the “performance-based compensation” exception under Section 162(m) of the Code

Payments under the Plan. Awards may be paid in cash, Common Stock, stock options, restricted stock or any combination of the foregoing at the discretion of the Compensation Committee and, with respect to any such equity-based payments, to the extent that shares are then available for issuance under one of FTI’s stockholder-approved equity plans. With respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, achievement of the applicable performance goals for any year must be certified by the Compensation Committee in writing as a condition to the participant being entitled to any payment in respect of such award. Approved minutes of the Compensation Committee will be treated as the required written certification. All amounts payable under the Plan will be paid as soon as practicable after certification by the Compensation Committee, but not later than March 15th of the calendar year following the calendar year within which the award is earned unless payment by such date is administratively impracticable and delaying payment would not otherwise result in adverse tax consequences under Section 409A of the Code.

Amendment and Termination. The Compensation Committee or the Board may from time to time amend or terminate the Plan, provided that no amendment that requires stockholder approval in order to comply with the requirements for qualification for the “performance-based compensation” exception under Section 162(m) of the Code will be effective unless the amendment is approved by FTI’s stockholders.

A-2

Appendix B

RECONCILIATION OF NON-GAAP AND GAAP FINANCIAL MEASURES

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as Net Income and Earnings Per Diluted Share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt.

We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, and goodwill impairment charges. In addition, EBITDA and Adjusted EBITDA are common alternative measures of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income (loss).

Reconciliation of Net Income to Adjusted EBITDA:

	Year Ended December 31,
	2015	2014
	(in thousands)
Net income (loss)	$66,053	$58,807
Add back:
Income tax provision	39,333	42,604
Other income (expense), net	39,536	46,015
Depreciation and amortization	31,392	33,989
Amortization of other intangible assets	11,726	15,521
Special charges	-	16,339
Loss on early extinguishment of debt	19,589	-
Remeasurement of acquisition-related contingent consideration	(1,867)	(2,723)

Adjusted EBITDA	$205,762	$210,552

B-1

Reconciliation of Net Income and Earnings Per Share to Adjusted Net Income and Adjusted Earnings Per Share:
	Year Ended December 31,
	2015	2014
	(in thousands, except per share data)
Net income (loss)	$66,053	$58,807
Add back:
Special charges, net of tax	-	9,637
Loss on early extinguishment of debt, net of tax	11,881	-
Remeasurement of acquisition-related contingent consideration, net of tax	(1,120)	(1,718)

Adjusted Net Income	$76,814	$66,726

Earnings (loss) per common share diluted	$1.58	$1.44
Add back:
Special charges, net of tax	-	0.24
Remeasurement of acquisition-related contingent consideration, net of tax	(0.02)	(0.04)
Loss on early extinguishment of debt, net of tax	0.28	-

Adjusted earnings per common share diluted	$1.84	$1.64

Weighted average number of common shares outstanding diluted	41,729	40,729

B-2

1101 K Street NW

Washington, DC 20005

1.202.312.9100

fticonsulting.com

NYSE: FCN

©2016 FTI Consulting, Inc. All Right Reserved

FTI CONSULTING, INC. ATTN: JOANNE F. CATANESE CORPORATE SECRETARY 2 HAMILL ROAD NORTH BUILDING BALTIMORE, MARYLAND 21210

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STOCKHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to “stockholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FTI CONSULTING, INC.
The Board of Directors recommends you vote FOR all of the director nominees named below:
1.	Election of Directors
	Nominees	For	Withheld	Abstain
	1a. Brenda J. Bacon 1b. Mark S. Bartlett 1c. Claudio Costamagna 1d. Vernon Ellis 1e. Nicholas C. Fanandakis 1f. Steven H. Gunby 1g. Gerard E. Holthaus 1h. Laureen E. Seeger	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR Proposals No. 2, No. 3 and No. 4:		For	Against	Abstain
2.

Approve the performance measures and monetary limit under the FTI Consulting, Inc. Incentive Compensation Plan to preserve eligibility for the tax deductibility of awards thereunder for purposes of Section 162(m) of the U.S. Internal Revenue Code.

							☐	☐	☐
					3.	Ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
					4.	Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in the Proxy Statement for the 2016 Annual Meeting of Stockholders.	☐	☐	☐
NOTE: Such other business that may properly come before the meeting and any adjournment or postponement thereof.
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

FTI CONSULTING, INC.

ADMISSION TICKET

(not transferable)

You are invited to attend the 2016 Annual Meeting of Stockholders of FTI Consulting, Inc., a Maryland corporation, to be held on Wednesday, June 1, 2016 at 9:30 a.m. (Eastern Daylight Time) at our office located at 1101 K Street NW, Washington, DC 20005.

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank, or other nominee or fiduciary, you should bring a proxy or letter from the broker, trust, bank, or other nominee or fiduciary confirming your beneficial ownership of the shares as of the close of business on the record date of March 23, 2016.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

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PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of FTI Consulting, Inc. (the “Company”) hereby appoint(s) Messrs. Steven H. Gunby and Curtis Lu, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on June 1, 2016 at the office of the Company located at 1101 K Street NW, Washington, DC 20005, at 9:30 a.m. (Eastern Daylight Time) and at any and all adjournments and postponements thereof, to attend and cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting, with all powers possessed by the undersigned as if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2, PROPOSAL NO. 3 AND PROPOSAL NO. 4, AND IN ACCORDANCE WITH THE PROXYHOLDER’S DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on the reverse side)